Exhibit 10.1

VESSEL ACQUISITION AGREEMENT

Dated as of March 23, 2017,

by and between

DHT HOLDINGS, INC.

and

BW GROUP LIMITED

TABLE OF CONTENTS

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ANNEXES

Annex I – Form of Certificate of Designation
Annex II – Form of Investor Rights Agreement
Annex III – Form of Saleform
Annex IV – Form of Newbuilding Novation Agreement

SCHEDULES

Schedule 1.02 – Investor Vessels
Schedule 2.01 – Payment and Delivery Schedule
Schedule 4.03 – Company Subsidiaries
Schedule 4.11 – Company Vessels

VESSEL ACQUISITION AGREEMENT, dated as of March 23, 2017 (this “Agreement”), between DHT HOLDINGS, INC., a corporation organized under the laws of the Republic of the Marshall Islands (the “Company”), and BW GROUP LIMITED, an exempted company limited by shares incorporated under the laws of Bermuda (the “Investor”).

WHEREAS, the Investor desires to sell and deliver to the Company, and the Company has agreed to purchase and accept delivery of, nine existing very large crude carriers (“Existing VLCCs”) and two newbuild contracts for two very large crude carriers (such contracts, “Newbuild VLCCs” and together with the Existing VLCCs, the “Investor Vessels”), as set forth on Schedule 1.02, in each case upon the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

ARTICLE I

Definitions

SECTION 1.01.  Definitions.  (a) As used in this Agreement (including, for the avoidance of doubt, the recitals), the following terms shall have the following meanings:

“13D Group” means any group of Persons formed for the purpose of acquiring, holding, voting or disposing of Voting Stock that would be required under Section 13(d) of the Exchange Act (as in effect on, and based on legal interpretations thereof existing on, the date hereof), to file a statement on Schedule 13D with the SEC as a “person” within the meaning of Section 13(d)(3) of the Exchange Act if such group beneficially owned Voting Stock representing more than 5% of any class of Voting Stock then outstanding.

“Acquired Shares” means, collectively, the aggregate amount of non-cash consideration for the Investor Vessels, consisting of (assuming the authorized capital Common Stock of the Company pursuant to the Articles of Incorporation is 150,000,000 at the time of issuance), 15,700 shares of Preferred Stock and 32,024,395 shares of Common Stock.

An “affiliate” of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.

“Applicable Delivery Date” means, (i) with respect to an Existing VLCC, the effective date that the Company takes delivery of such Existing VLCC pursuant to a Saleform and (ii) with respect to a Newbuild VLCC, the effective date that the Investor, the Company and Daewoo Shipbuilding & Marine Engineering Co., Ltd assign, novate or otherwise transfer the shipbuilding agreement for such Newbuild VLCC to the Company pursuant to a Novation Agreement.

“Applicable Vessel Consideration” means, with respect to an Investor Vessel, the aggregate amount of consideration for such Investor Vessel, consisting of cash and a number of Acquired Shares, determined on the basis of the stated value for such Investor Vessel set forth opposite the name of such Investor Vessel on Schedule 2.01, with 50% of such stated value to be paid in cash and 50% of such stated value to be paid in Common Stock (with each share of Common Stock valued at $5.37); provided, that if the aggregate cash consideration paid to the Investor pursuant to Section 2.01 would exceed $177,360,000, then the remainder of such stated value for such Investor Vessel that would have been paid in Common Stock shall instead be paid in Preferred Stock (with each share of Common Stock valued at $5.37); provided, further, that, if at any time prior to the Requisite Shareholder Approval, the aggregate number of shares of Common Stock paid to the Investor pursuant to Section 2.01 would exceed 32,024,395, then the Company shall issue, for each 1,000 shares of Common Stock otherwise (but for this proviso) due, one share of Preferred Stock (including, if necessary, fractional shares thereof).

“Articles of Incorporation” means the Amended and Restated Articles of Incorporation of the Company, as further amended and restated from time to time.

“BCA” means the Business Corporations Act of the Associations Law of the Republic of the Marshall Islands.

Any Person shall be deemed to “beneficially own”, to have “beneficial ownership” of, or to be “beneficially owning” any securities (which securities shall also be deemed “beneficially owned” by such Person) that such Person is deemed to “beneficially own” within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the date of this Agreement; provided that any Person shall be deemed to beneficially own any securities that such Person has the right to acquire, whether or not such right is exercisable immediately (including, except where the context requires otherwise, assuming conversion of all convertible Preferred Stock, if any, owned by such Person to Common Stock).

“Board” means the board of directors of the Company.

“Business Day” means any day other than a Saturday, Sunday or one on which banks are authorized to close in New York, New York.

“Certificate of Designation” means the certificate of designation related to the Preferred Stock, substantially in the form attached as Annex I hereto.

“Code” means the United States Internal Revenue Code of 1986.

“Common Stock” means the common stock, par value $0.01 per share, of the Company.

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“Confidentiality Agreement” means the confidential letter agreement dated March 18, 2017, between the Company and BW Maritime Pte. Ltd.

“Convertible Notes” means the 4.50% Convertible Senior Notes due 2019 of the Company issued pursuant to the Indenture, dated as of September 14, 2014, between the Company and U.S. Bank National Association, as trustee.

“Equity Security” means (a) any Common Stock, Preferred Stock or other Voting Stock, (b) any securities of the Company convertible into or exchangeable for Common Stock, Preferred Stock or other Voting Stock or (c) any options, rights or warrants (or any similar securities) issued by the Company to acquire Common Stock, Preferred Stock or other Voting Stock.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business under common control, or treated as a single employer, with the Company or the Company Subsidiaries, under Sections 414(b) or (c) of the Code or, solely for purposes of Section 412 of the Code, under Sections 414(m) or (o) of the Code.

“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.

“Governmental Entity” means any federal, state or local, domestic or foreign governmental or regulatory authority, administrative agency or commission, arbitrator, tribunal, body, board, court or other legislative, executive or judicial governmental entity.

“Investor Parties” means the Investor and each of its controlled affiliates.

“Law” means any federal, state, local or foreign law, statute or ordinance, common law, or any rule, regulation, judgment, order, writ, injunction, decree, arbitration award, license or permit of any Governmental Entity.

“Novation Agreement” means an agreement for the assignment, novation and transfer of a Newbuild VLCC to the Company in connection with the Transactions, substantially in the form attached hereto as Annex IV.

“NYSE” shall mean the New York Stock Exchange and any successor.

“Person” means any individual, firm, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature.

“Preferred Stock” means the Series D Junior Participating Preferred Stock, par value $0.01, of the Company having the powers, preferences and rights, and the qualifications, limitations and restrictions, set forth in the Certificate of Designation.

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“Representatives” means, when used in relation to any Person, such Person’s subsidiaries and affiliates and its and their respective directors, officers, employees, agents, advisors (including financial and legal advisors, consultants and accountants) and other representatives.

“Requisite Shareholder Approval” means the affirmative vote of the holders of shares of Voting Stock carrying a majority of the aggregate Voting Power of all outstanding shares of the Company’s Voting Stock (voting together as a single class) and the affirmative vote of the holders (which may include any Investor Party) of a majority of the outstanding shares of Common Stock (voting separately as a single class), in each case approving the amendment of the Company’s Articles of Incorporation to increase the number of authorized shares of Common Stock to permit the issuance of Common Stock in connection with the conversion or exchange of all shares of Preferred Stock constituting Acquired Shares into Common Stock.

“Rights Agreement” means the Rights Agreement, dated as of January 29, 2017, between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent.

“Saleform” means a memorandum of agreement for the sale and transfer of an Existing VLCC to the Company in connection with the Transactions, substantially in the form attached hereto as Annex III.

“SEC” means the Securities and Exchange Commission.

“SEC Reports” means, collectively, all reports of the Company required to be filed or filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, since January 1, 2016, and including the Annual Report of the Company for the fiscal year ended December 31, 2016 filed (or to be filed) with the SEC on Form 20-F (or, if such Form 20-F has not been filed as of the date of this Agreement, the draft of such Form 20-F provided to Investor before the date of this Agreement).

“Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder.

“Shipbuilding Contracts” means that certain shipbuilding contract, dated as of July 29, 2016, between Daewoo Shipbuilding & Marine Engineering Co., Ltd, as builder, and Kolex Limited, as buyer, in respect of one 318,000 TDW Crude Oil Tanker, having builder’s hull no. 5437, and that certain shipbuilding contract, dated as of July 29, 2016, between Daewoo Shipbuilding & Marine Engineering Co., Ltd, as builder, and Kolex Limited, as buyer, in respect of one 318,000 TDW Crude Oil Tanker, having builder’s hull no. 5438.

A “subsidiary” of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or,

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if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person.

“Transaction Documents” means this Agreement, the Investor Rights Agreement, the Certificate of Designation, each Saleform, each Novation Agreement, any side letter between the parties hereto as of the date of this Agreement and any other document, instrument, memorandum or certificate ancillary hereto or thereto.

“Transactions” means the transactions contemplated by this Agreement and the other Transaction Documents.

“Voting Power” means the ability to vote or to control, directly or indirectly, by proxy or otherwise, the vote of any Voting Stock at the time such determination is made; provided, however, that a Person will not be deemed to have Voting Power as a result of an agreement, arrangement or standing to vote such Voting Stock if such agreement, arrangement or standing (a) arises solely from a revocable proxy or consent given in response to a public proxy or consent solicitation and (b) is not also then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report).

“Voting Stock” means capital stock of the Company having the right to vote generally in any election of directors to the Board.

(b)            In addition to the terms defined in Section 1.01(a), the following terms have the meanings assigned thereto in the Sections set forth below:

Term	Section
Agreement	Preamble
Company	Preamble
Company Financial Statements	4.12
Company Material Adverse Effect	4.03
Conversion Shares	4.01
Company Subsidiary	4.03
Company Vessel	4.11
Effective Date	Article III
Environmental Law	4.18
Existing VLCCs	Recitals
Foreign Corrupt Practices Act	4.27
Hazardous Materials	4.18
IFRS	4.13
Investor	Preamble
Investor Rights Agreement	8.01(b)
Investor Vessels	Recitals
Money Laundering Laws	4.28
Newbuild VLCCs	Recitals
Person	4.29

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Proxy Statement	7.03
Reference Date	4.21
Sanctions	4.29
Shareholders’ Meeting	7.03

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ARTICLE II

Delivery of Investor Vessels

SECTION 2.01.  Purchase, Sale and Delivery.  On each Applicable Delivery Date, on the terms of this Agreement, and subject to the satisfaction of the conditions set forth in Sections 8.01, 8.02 and 8.03:

(a)            the Investor shall deliver, or cause the delivery of, the applicable Existing VLCC, and shall assign, novate or otherwise cause the transfer of, the applicable Newbuild VLCC, effected in accordance with the Saleform or Novation Agreement, as applicable;

(b)            the Company shall (i) pay the cash portion of the Applicable Vessel Consideration by wire transfer in immediately available U.S. federal funds to an account designated by the Investor in writing no later than three Business Days prior to the Applicable Delivery Date and (ii) deliver to the Investor the certificates representing the portion of the Applicable Vessel Consideration consisting of Acquired Shares; and

(c)            each of the Company and the Investor shall deliver, or cause the delivery of, all other documents and certificates necessary to satisfy the conditions set forth in Article VIII.

SECTION 2.02.  Delivery Requirements.  The Investor shall use its commercially reasonable efforts to cause the Applicable Delivery Date (i) for each Existing VLCC to be as promptly as reasonably possible following completion of its voyage and (ii) for each Newbuild VLCC to be as soon as reasonably practical. For the purposes of this Section 2.02, “voyage” shall be deemed to be such Existing VLCC’s (x) current voyage if on a voyage as of the date of this Agreement (for greater certainty, including the loading period for a scheduled voyage) or (y) next voyage (whether or not scheduled as of the date hereof) if not on a voyage as of the date hereof.  Notwithstanding anything to the contrary in this Agreement, Investor shall use its reasonable best efforts to obtain consent from the shipbuilder for the novation of the shipbuilding contract for each Newbuild VLCC to the Company; provided, that if such consent is not obtained within 90 days of the date hereof, such Newbuild VLCC shall be excluded from the Transactions and the Applicable Vessel Consideration shall not be paid or issued to the Investor.

ARTICLE III

Effectiveness

This Agreement shall become effective upon the execution of this Agreement on the date hereof (the “Effective Date”).

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ARTICLE IV

Representations and Warranties of the Company

The Company makes the following representations and warranties to the Investor as of the date hereof (or such other date as may be expressly specified below):

SECTION 4.01.  Capitalization.  As of March 21, 2017, the Company’s authorized capital stock consisted of 150,000,000 shares of Common Stock, (i) 94,622,903 of which were issued and outstanding, (ii) 18,894,880 of which were issuable upon conversion of the Convertible Notes, (iii) 310,000 of which were issuable upon the exercise of outstanding options and (iv) 2,600,000 of which were authorized for issuance under the Company’s 2016 Incentive Compensation Plan, and 1,000,000 shares of Preferred Stock, none of which were outstanding and 15,000 of which were designated Series C Junior Participating Preferred Stock.  Except as set forth in the preceding sentence, and except for the issuance of Common Stock upon the exercise of options outstanding as of March 21, 2017, no shares of capital stock or other voting securities of the Company, and no options with respect thereto, are issued, reserved for issuance or outstanding. All of the issued and outstanding shares of capital stock of the Company have been, the Acquired Shares will be, when issued, and, if and when the Company receives the Requisite Shareholder Approval, the Common Stock issuable upon conversion or exchange of the Preferred Stock (the “Conversion Shares”) will be, when issued, duly authorized and validly issued, fully paid and non-assessable and issued in compliance with all applicable federal and state securities laws, and such shares were not, or will not be, issued in violation of any purchase option, call option, preemptive right, resale right, subscription right, right of first refusal or similar right.  The Acquired Shares, when issued, and the Conversion Shares, if and when issued, will have the terms and conditions and entitle the holders thereof to the rights set forth in the Articles of Incorporation and the Certificate of Designation, as applicable.  Other than the Convertible Notes, there are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Common Stock may vote.

SECTION 4.02.  Organization.  The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Marshall Islands, with full corporate power and authority to own, lease and operate its properties and conduct its business and to execute and deliver this Agreement and the other Transaction Documents.

SECTION 4.03.  Good Standing.  The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have or reasonably be expected to have a material adverse effect on the business, properties, financial condition, results of operations or prospects of the Company and the subsidiaries of the Company named in Schedule 4.03

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hereto (each, a “Company Subsidiary”), taken as a whole (a “Company Material Adverse Effect”).

SECTION 4.04.  Company Subsidiaries.  The Company has no “subsidiaries” (as defined under the Securities Act) other than the Company Subsidiaries.  The Company owns, directly or indirectly, all of the issued and outstanding capital stock of each of the Company Subsidiaries, other than Goodwood Ship Management Pte. Ltd., 50% of the issued and outstanding capital stock of which is owned by the Company.  Other than the capital stock of the Company Subsidiaries, the Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity.  Each Company Subsidiary has been duly incorporated and is validly existing as a corporation in good standing (to the extent applicable) under the laws of its jurisdiction of incorporation with full corporate power and authority to own, lease and operate its properties and to conduct its business.  Each Company Subsidiary is duly qualified to do business as a foreign corporation and is in good standing (to the extent applicable) in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have or reasonably be expected to have a Company Material Adverse Effect.  Each Company Subsidiary is in compliance in all respects with the laws, orders, rules, regulations and directives issued or administered by such jurisdictions, except where the failure to be in compliance would not, individually or in the aggregate, have or reasonably be expected to have a Company Material Adverse Effect.  All of the outstanding shares of capital stock of each of the Company Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable, have been issued in compliance with all applicable federal, state and foreign securities laws, were not issued in violation of any purchase option, call option, preemptive right, resale right, subscription right, right of first refusal or similar right and are owned by the Company subject to no security interest, other encumbrance or adverse claims. No options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the Company Subsidiaries are outstanding.

SECTION 4.05.  Authorization.  The Company has all corporate power and authority to execute and deliver this Agreement and the other Transaction Documents and to perform its obligations under this Agreement and the other Transaction Documents.  This Agreement and the Transaction Documents have been duly authorized, executed and delivered by the Company. The execution, delivery and performance by the Company of the Transaction Documents and the consummation of the Transactions have been duly authorized by the Board, and the Transaction Documents constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with their terms, except as such may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or other similar Laws affecting creditors’ rights generally and by general equitable principles and except as may be limited by applicable Law and public policy.  The Board has taken all actions necessary so that the Investor shall be

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deemed not to be an “Acquiring Person” under the Rights Agreement, subject to its compliance with the terms and conditions of the Transaction Documents.

SECTION 4.06.  No Violation.  Neither the Company nor any of the Company Subsidiaries is in breach or violation of or in default under (nor has any event occurred which with notice, lapse of time or both would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a Person acting on such holder’s behalf) the right to require or accelerate the repurchase, redemption or repayment of all or a part of such indebtedness under) (a) its respective articles of incorporation or bylaws, (b) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument, as such agreements or instruments are in effect as of the date hereof, to which the Company or any of the Company Subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected, (c) any federal, state, local or foreign law, regulation or rule, (d) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including the rules and regulations of the NYSE) or (e) any decree, judgment or order applicable to the Company or any of the Company Subsidiaries or any of their respective properties, except in the case of the foregoing clauses (b), (c), (d) and (e) above as would not, individually or in the aggregate, have or reasonably be expected to have a Company Material Adverse Effect.

SECTION 4.07.  No Conflicts.  The execution, delivery and performance of the Transaction Documents and the consummation of the Transactions will not conflict with, result in any breach or violation of or constitute a default under (or constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under or give the holder of any indebtedness (or a Person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (or result in the termination of, or in the creation or imposition of a lien, charge or encumbrance on any property or assets of the Company or any Company Subsidiary pursuant to) (a) the articles of incorporation or bylaws of the Company or any of the Company Subsidiaries, (b) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument, as such agreements or instruments are in effect as of the date hereof, to which the Company or any of the Company Subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected, (c) any federal, state, local or foreign law, regulation or rule, (d) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including the rules and regulations of the NYSE) or (e) any decree, judgment or order applicable to the Company or any of the Company Subsidiaries or any of their respective properties, except in the case of the foregoing clauses (b), (c), (d) and (e) as would not, individually or in the aggregate, have or reasonably be expected to have a Company Material Adverse Effect.

SECTION 4.08.  Consents.  No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory

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organization or other non-governmental regulatory authority (including the NYSE), is required to be obtained by the Company in connection with the execution, delivery and performance of this Agreement by the Company or the consummation by the Company of the Transactions, except (a) as are in full force and effect, (b) in the case of the delivery of each Investor Vessel pursuant to Section 2.01, as will be obtained or made on or prior to the Applicable Delivery Date or (c) the failure of which to obtain would not otherwise reasonably be expected to have a Company Material Adverse Effect.

SECTION 4.09.  No Restrictions on Common Stock.  Except as may be required pursuant to (a) the Rights Agreement, (b) the Convertible Notes, (c) the Certificate of Designation or (d) plans and agreements relating to the issuance of equity-related compensation to directors and officers, (A) no Person has the right, contractual or otherwise, to cause the Company to issue or sell to it any shares of Common Stock or shares of any other capital stock or other Equity Securities and (B) no Person has any purchase option, call option, preemptive rights, resale rights, subscription rights, rights of first refusal or other rights to purchase any shares of Common Stock or shares of any other capital stock of or other equity interests in the Company.

SECTION 4.10.  Compliance with Laws.  Each of the Company and the Company Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary licenses, authorizations, consents and approvals from other Persons, in order to conduct its respective business (as conducted over the five years prior to the date hereof), except where the failure to have such licenses, authorizations, consents and approvals or to have made such filings would not, individually or in the aggregate, have or reasonably be expected to have a Company Material Adverse Effect.  Neither the Company nor any of the Company Subsidiaries is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of any such license, authorization, consent or approval or any filing required under any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Company Subsidiaries, except where such violation, default, revocation or modification would not, individually or in the aggregate, have or reasonably be expected to have a Company Material Adverse Effect.

SECTION 4.11.  Legal Proceedings.  There are no actions, suits, claims, investigations or proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of the Company Subsidiaries or any of their respective directors or officers is or would be a party, or of which any of their respective properties, including any vessel named in Schedule 4.11 hereto (each, a “Company Vessel”), is or would be subject, at law or in equity, before or by any Governmental Entity or before or by any self-regulatory organization or other non-governmental regulatory authority (including the NYSE), except any such action, suit, claim, investigation or proceeding which would not result in a judgment, decree or order that would, individually or in the aggregate, have or reasonably be expected to have a Company Material Adverse Effect and would not prevent the consummation of the Transactions.

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SECTION 4.12.  Independent Auditors.  Deloitte AS, whose audit reports on the consolidated financial statements of the Company as of, and for the periods ending, December 31, 2014, 2015 and 2016 are included in the SEC Reports (collectively, the “Company Financial Statements”), are independent registered public accountants as required by the Securities Act and by the rules of the Public Company Accounting Oversight Board.

SECTION 4.13.  Financial Statements.  The SEC Reports, when filed with the SEC, conform in all material respects to the requirements of the Exchange Act, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. There are no unresolved comment letters from the SEC in respect of any SEC Report. The Company Financial Statements, together with the related notes thereto, present fairly in all material respects the consolidated statement of financial position, the related consolidated statements of income, comprehensive income, change in shareholders’ equity and cash flows of the Company as of the dates indicated, and the consolidated results of operations and cash flows of the Company for the periods specified and have been prepared in compliance with the requirements of the Securities Act and the Exchange Act, and in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board applied on a consistent basis during the periods involved.  Neither the Company nor any of the Company Subsidiaries has any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the Company Financial Statements.

SECTION 4.14.  Foreign Private Issuer.  The Company is a “foreign private issuer” (as defined in Rule 405 under the Securities Act).

SECTION 4.15.  Investment Company.  The Company is not and, after giving effect to the issuance of the Acquired Shares, will not be an “investment company” or an entity “controlled” by an “investment company”, as such terms are defined in the Investment Company Act of 1940, or a “passive foreign investment company” or a “controlled foreign corporation”, as such terms are defined in the Code.

SECTION 4.16.  Title to Real and Personal Property.  The Company and each of the Company Subsidiaries have good and marketable title to all property (real and personal), if any, owned by each of them, free and clear of all liens, claims, security interests or other encumbrances, other than liens securing indebtedness for borrowed money described in the SEC Reports, with such exceptions as are not material and do not interfere with the intended use to be made of such property by the Company or the Company Subsidiaries, and all the property described in the SEC Reports as being held under lease by the Company or a Company Subsidiary is held thereby under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the intended use to be made of such property by the Company or its Subsidiaries.

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SECTION 4.17.  No Labor Disputes; ERISA.  Neither the Company nor any of the Company Subsidiaries is engaged in any unfair labor practice. Except for matters which would not, individually or in the aggregate, have or reasonably be expected to have a Company Material Adverse Effect, (a) there is (i) no unfair labor practice complaint pending or, to the Company’s knowledge, threatened against the Company or any of the Company Subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or, to the Company’s knowledge, threatened, (ii) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge, threatened against the Company or any of the Company Subsidiaries and (iii) no union representation dispute currently existing concerning the employees of the Company or any of the Company Subsidiaries, and (b) to the Company’s knowledge, (i) no union organizing activities are currently taking place concerning the employees of the Company or any of the Company Subsidiaries, (ii) there has been no violation of any federal, state, local or foreign law relating to employment and employment practices, terms and conditions of employment, collective bargaining, disability, immigration, health and safety, discrimination in the hiring, promotion or pay of employees, workers compensation and the collection and payment of withholding and/or payroll taxes and similar taxes, any applicable wage or hour laws or any provision of ERISA or the rules and regulations promulgated thereunder concerning the employees of the Company or any of the Company Subsidiaries and (iii) the Company and the Company Subsidiaries are in compliance with all obligations of the Company and the Company Subsidiaries, as applicable, under any employment agreement, severance agreement or similar written employment-related agreement or understanding.  Except for matters which would not, individually or in the aggregate, have or reasonably be expected to have a Company Material Adverse Effect, (a) no material liability under Title IV of ERISA or Section 412 of the Code has been incurred during the past six years by the Company or any of the Company Subsidiaries with respect to any ongoing, frozen or terminated defined benefit pension plan maintained by the Company, the Company Subsidiaries or any ERISA Affiliate, (b) no material liability with respect to any withdrawal from any “multiemployer plan” within the meaning of Section 3(37) of ERISA has been or is expected to be incurred by the Company or any the Company Subsidiaries or any ERISA Affiliate, and (c) the Company and its Company Subsidiaries have complied, in all material respects, with the terms of each “employee benefit plan” within the meaning of Section 3(3) of ERISA that the Company or its Company Subsidiaries sponsors or maintains and the requirements under ERISA applicable to each such employee benefit plan.

SECTION 4.18.  Compliance with Environmental Laws.  Each of the Company and the Company Subsidiaries and their respective properties, assets and operations is in compliance with, and each of the Company and the Company Subsidiaries holds all permits, authorizations and approvals required under, Environmental Laws, except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, have or reasonably be expected to have a Company Material Adverse Effect.  There are no past, present or, to the Company’s knowledge, reasonably anticipated future events, conditions, circumstances, actions, omissions or plans that could reasonably be expected

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to give rise to any material costs or liabilities to the Company or any Company Subsidiary under, or to materially interfere with or prevent compliance by the Company or any Company Subsidiary with, Environmental Laws; except as would not, individually or in the aggregate, have or reasonably be expected to have a Company Material Adverse Effect, neither the Company nor any of the Company Subsidiaries (a) has received any notice that it is the subject of any investigation, (b) has received any notice or claim, (c) is a party to or affected by any pending or, to the Company’s knowledge, threatened action, suit or proceeding, (d) is bound by any judgment, decree or order or (e) has entered into any written indemnification or settlement agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as hereinafter defined) (as used herein, “Environmental Law” means any applicable federal, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement or common law (including any applicable regulations and standards adopted by the International Maritime Organization) relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, and “Hazardous Materials” means any material (including pollutants, contaminants, hazardous or toxic substances or wastes) that in relevant form and concentration is regulated by or may give rise to liability under any Environmental Law).

SECTION 4.19.  Taxes.  All income and other material tax returns required to be filed by the Company or any of the Company Subsidiaries have been timely filed, all such tax returns are complete and correct in all material respects and all taxes and other material assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities, have been timely paid, other than those being contested in good faith and for which adequate reserves have been provided.  To the Company’s knowledge, (a) there are no pledges, liens, charges, mortgages, encumbrances or security interests of any kind or nature whatsoever with respect to taxes upon any of the assets or properties of either the Company or the Company Subsidiaries other than with respect to taxes not yet due and payable and (b) no material deficiencies for any taxes have been proposed or assessed in writing against or with respect to any taxes due by or tax returns of the Company or any of the Company Subsidiaries, and there is no outstanding audit, assessment, dispute or claim concerning any material tax liability of the Company or any of the Company Subsidiaries.

SECTION 4.20.  Insurance.  The Company and the Company Subsidiaries maintain for its or their benefit, insurance or a membership in a mutual protection and indemnity association covering its properties, operations, personnel and businesses in such amounts, and of the type, as deemed adequate by the Company; such insurance or membership insures or will insure against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Vessels and, in the case of insurance or a membership maintained by or for the benefit of the Company and the Company Subsidiaries, their businesses; any such insurance or membership maintained by or for the benefit of the Company and its Company Subsidiaries is and will be fully in force at the time of purchase and, if applicable, any additional time of

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purchase; there are no material claims by the Company or any Company Subsidiary under any insurance policy or instrument as to which any insurance company or mutual protection and indemnity association is denying liability or defending under a reservation of rights clause; neither the Company nor any of the Company Subsidiaries is currently required to make any material payment, or is aware of any facts that would require the Company or any Company Subsidiary to make any material payment, in respect of a call by, or a contribution to, any mutual protection and indemnity association; and neither the Company nor any Company Subsidiary has reason to believe that it will not be able to renew or cause to be renewed for its benefit any such insurance or membership in a mutual protection and indemnity association as and when such insurance or membership expires or is terminated.

SECTION 4.21.  Absence of Changes.  Since December 31, 2016 (the “Reference Date”), (a) there has not been a material partial loss or total loss of or to any of the Company Vessels, whether actual or constructive, (b) no Company Vessel has been arrested or requisitioned for title or hire, (c) neither the Company nor any of the Company Subsidiaries has sustained any material loss or interference with its respective business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, (d) there has not occurred any change, event or circumstance that has had or would be reasonably expected to have a Company Material Adverse Effect and (e) except as otherwise disclosed in the SEC Reports, the Company and its Company Subsidiaries have conducted their business in the ordinary course consistent with past practice in all material respects. Without limiting the generality of the foregoing, since the Reference Date, none of the Company and Company Subsidiaries has (except as disclosed on the SEC Reports or other than as contemplated by the Transactions): (i) amended its articles of incorporation, bylaws or other organizational documents; (ii) adopted a plan or agreement of liquidation, dissolution, restructuring, merger, consolidation, recapitalization or other reorganization; (iii) issued any note, bond or other debt security or right to acquire any debt security, incurred or guaranteed any indebtedness or entered into any “keep well” or other agreement to maintain the financial condition of another Person or other arrangement having the economic effect of actions any of the foregoing, other than pursuant to the Convertible Notes or any such issuance, incurrence, guarantee or entry in the ordinary course of business; (iv) entered into or consummated any transaction involving the acquisition (including, by merger, consolidation or acquisition of the business, stock or assets or other business combination) of any Person (other than in the ordinary course of business or any transaction among the Company Subsidiaries); (v) changed any of its material accounting policies or practices, except as required as a result of a change in IFRS or applicable Law; or (vi) agreed or committed to do any of the foregoing.

SECTION 4.22.  No Undisclosed Liabilities.  There are no liabilities of the Company or any of the Company Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and not heretofore paid or discharged except for (a) liabilities adequately reflected or reserved against in accordance with IFRS in the Company’s audited balance sheet for the year ended on the Reference Date, (b) liabilities that have been incurred or that have arisen in the ordinary

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course of business and consistent with past practice since the Reference Date, and (c) liabilities that have not or would not reasonably be expected to have a Company Material Adverse Effect.

SECTION 4.23.  Contracts.  None of the contracts or agreements filed (or incorporated by reference) as an exhibit to the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2016 (a) have been terminated, amended, modified, supplemented or waived; (b) neither the Company nor any Company Subsidiary has sent or received any communication regarding the termination, amendment, modification, supplementation or waiver of, or an intention to terminate, amend, modify, supplement or waive, or not to consummate any transaction contemplated by, any such contract or agreement ; and (c) no such termination, amendment, modification, supplementation or waiver, or intention to terminate, amend, modify, supplement or waive, or not to consummate any transaction contemplated by, any such contract or agreement has been threatened by the Company or any Company Subsidiary or, to the Company’s knowledge, any other party to any such contract or agreement, except, in the case of clauses (a) through (c), in the case of agreements governing secured indebtedness for borrowed money, amendments and other modifications thereto (and related communications) entered into in connection with acquisitions, dispositions and other transfers of Company Vessels.

SECTION 4.24.  Accounting Controls.  Each of the Company and the Company Subsidiaries maintains a system of internal accounting controls to provide reasonable assurance that (a) transactions are executed in accordance with management’s general or specific authorization; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain accountability for assets; (c) access to assets is permitted only in accordance with management’s general or specific authorization; and (d) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

SECTION 4.25.  Disclosure Controls.  (a) The Company has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act); (b) such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s Co-Chief Executive Officers and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; and (c) the Company’s auditors and the Board have been advised of: (i) any significant deficiencies and material weaknesses in the design or operation of internal controls which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial data and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls.  The Company has no knowledge of any reason that its outside auditors and its Co-Chief Executive Officers and Chief Financial Officer shall not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, without

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qualification, when next due. (x) Since January 1, 2016, the Company’s auditors have not identified any material weaknesses in internal controls; (y) since the date of the most recent evaluation of such disclosure controls and procedures, there have been no changes in internal controls or in other factors within control of the Company that have materially affected, or are reasonably likely to materially affect, the Company’s internal controls; and (z) the Company, the Company Subsidiaries and their respective officers and directors, in their capacities as such, are deemed in compliance in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder that are applicable to the Company, the Company Subsidiaries or such officers and directors, including Section 402 related to loans and Sections 302 and 906 related to certifications.

SECTION 4.26.  Employee Loans.  The Company has not, directly or indirectly, including through any Company Subsidiary, extended credit, arranged to extend credit or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company.

SECTION 4.27.  No Unlawful Payments.  Neither the Company nor any of the Company Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or any other Person authorized to act, or acting, on behalf of the Company or any Company Subsidiary, is aware of or has taken any action, directly or indirectly, that would result in a violation by such Persons of the Foreign Corrupt Practices Act of 1977, and the rules and regulations thereunder (the “Foreign Corrupt Practices Act”), including making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value, regardless of form, whether in money, property or services, to any “foreign official” (as such term is defined in the Foreign Corrupt Practices Act) or any foreign political party or official thereof or any candidate for foreign political office, (i) for the purpose of (A) influencing any act or decision of any government official, candidate, party, campaign or other Person, (B) inducing such government official, candidate, party, campaign or other Person to do or omit to do any act in violation of a lawful duty, (C) obtaining or retaining business for or with any Person, (D) expediting or securing the performance of official acts of a routine nature or (E) otherwise securing any improper advantage, or (ii) in contravention of the Foreign Corrupt Practices Act or other Law; and the Company, the Company Subsidiaries and, to the Company’s knowledge, the affiliates of the Company have conducted their businesses in compliance with the Foreign Corrupt Practices Act or other applicable Law and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

SECTION 4.28.  Compliance with Money Laundering Laws.  The operations of the Company, the Company Subsidiaries and the Company Vessels are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, the money laundering statutes, rules and regulations of all jurisdictions (including

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the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001) and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency that, in each case, are applicable to the Company, any of the Company Subsidiaries and any of the Vessels (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator or non‑governmental authority involving the Company, any of the Company Subsidiaries or any of the Vessels with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

SECTION 4.29.  Compliance with OFAC.  Neither the Company nor any of the Company Subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of the Company Subsidiaries is an individual or entity (solely for purposes of this Section 4.29, a “Person”) currently subject to any United States sanctions administered by the Office of Foreign Assets Control of the United States Department of the Treasury, the United Nations Security Council or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions.

SECTION 4.30.  Private Placement; No Integration.  Assuming the accuracy of the Investor’s representations and warranties set forth herein, no registration under the Securities Act is required for the issuance of the Acquired Shares by the Company to Investor as contemplated hereby.  Neither the Company nor any of its affiliates has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of any security that is or will be integrated with the sale of the Acquired Shares in a manner that would require registration of the Securities under the Securities Act.

SECTION 4.31.  No Further Reliance.  The Company acknowledges that it is not relying upon any representation or warranty made by the Investor that is not set forth in this Agreement or any Saleform or Novation Agreement.

ARTICLE V

Representations and Warranties of the Investor

The Investor makes the following representations and warranties to the Company as of the date hereof (or such other date as may be expressly specified below):

SECTION 5.01.  Organization.  The Investor has been duly organized and is validly existing as an exempted limited company in good standing under the laws of Bermuda, with full limited company power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to consummate the Transactions.

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SECTION 5.02.  Due Authorization.  The Investor has all limited company power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to perform its obligations under this Agreement and the other Transaction Documents to which it is a party.  The execution, delivery and performance by the Investor of the Transaction Documents to which it is a party and the consummation of the Transactions have been duly authorized by the Investor’s board of directors, and no further approval or authorization by any of its stockholders, members, partners or other equity owners is required.  The Transaction Documents to which it is a party constitute the valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms, except as such may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or other similar Laws affecting creditors’ rights generally and by general equitable principles and except as may be limited by applicable Law and public policy.

SECTION 5.03.  No Conflicts.  Except for that certain time charter agreement for BW Peony between Shell Tankers Singapore Pte Ltd and BW Maritime Pte Ltd, dated as of July 11, 2016, and the Shipbuilding Contracts, true and complete copies of which, as in effect on the date of this Agreement, have been provided to the Company, the execution, delivery and performance of this Agreement and the consummation of the Transactions will not conflict with, result in any breach or violation of or constitute a default under (or constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under or give the holder of any indebtedness (or a Person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (or result in the termination of, or in the creation or imposition of a lien, charge or encumbrance on any property or assets of the Investor pursuant to) (a) the organizational or other governing documents of the Investor; (b) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Investor is a party or by which any of them or any of their respective properties may be bound or affected; (c) any federal, state, local or foreign law, regulation or rule applicable to the Investor; (d) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including the rules and regulations of the NYSE); or (e) any decree, judgment or order applicable to the Investor or any of its properties, except in the case of the foregoing clauses (b), (c), (d) and (e) as would not, individually or in the aggregate, materially and adversely affect the Investor’s ability to perform its obligations under the Transaction Documents or consummate the Transactions on a timely basis.

SECTION 5.04.  No Consents Required.  Except the Shipbuilding Contracts, no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization, other non-governmental regulatory authority (including the NYSE), is required to be obtained by the Investor in connection with the execution, delivery and performance of this Agreement by the Investor or the consummation by the Investor of the Transactions, except for such approvals, authorizations, consents, orders or filings that have been obtained or made and are in full force and effect.

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SECTION 5.05.  Accredited Investor.  The Investor is an “accredited investor” within the meaning of Rule 501(a) of Regulation D under the Securities Act.  The Investor is knowledgeable, sophisticated and experienced in business and financial matters, has previously invested in securities similar to the Acquired Shares (and the securities issuable upon the conversion of the Acquired Shares), and fully understands the limitations on transfer and the restrictions on sales of such Acquired Shares (and the securities issuable upon the conversion of the Acquired Shares).  The Investor is able to bear the economic risk of its investment and is able to afford the complete loss of such investment.  As of the date hereof, the Investor and its affiliates hold no shares of Voting Stock and do not belong to any 13D Group.   As of the date hereof, the Investor and its affiliates hold no shares of Voting Stock, do not belong to any 13D Group.  The Acquired Shares to be received by the Investor hereunder will be acquired for investment only and for the Investor’s own account, not as nominee or agent, and not with a view to the public resale or distribution of any part thereof, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act, without prejudice, however, to the Investor’s right at all times to sell or otherwise dispose of all or any part of such Acquired Shares in compliance with applicable U.S. federal and state securities Laws.  The Investor will be acquiring and holding the Acquired Shares for its own account and is not party to any co-investment, joint venture, partnership or other understandings or arrangements with any other party relating to the Acquired Shares or the other Transactions.

SECTION 5.06.  Advisors.  The Investor acknowledges that prior to entering this Agreement and the other Transaction Documents to which it is a party, it was advised by Persons deemed appropriate by the Investor concerning this Agreement, the other Transaction Documents to which it is a party and the Transactions, and conducted its own due diligence investigation and made its own investment decision with respect to the Transactions.

SECTION 5.07.  Arm’s Length Transaction.  The Investor is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the Transactions.  Additionally, without derogating from or limiting the representations and warranties of the Company, the Investor (a) is not relying on the Company for any legal, tax, investment, accounting or regulatory advice; (b) has consulted with its own advisors concerning such matters; and (c) shall be responsible for making its own independent investigation and appraisal of the Transactions.

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SECTION 5.08.  No Further Reliance.  The Investor acknowledges that it is not relying upon any representation or warranty made by the Company that is not set forth in this Agreement or any Saleform or Novation Agreement.  The Investor acknowledges that it has conducted a review and analysis of the business, assets, condition, operations and prospects of the Company and the Company Subsidiaries, and the terms of the Acquired Shares, and has had access to such financial and other information regarding the Company, in each case that the Investor considers sufficient for purposes of the purchase of the Acquired Shares.

SECTION 5.09.  Private Placement Consideration.  The Investor understands and acknowledges that, unless otherwise contemplated by the Transaction Documents: (a) the Acquired Shares being issued pursuant to this Agreement will not be registered under the Securities Act on the ground that such sale or issuance is being made in reliance on a private placement exemption from the registration requirements of the Securities Act; (b) its representations and warranties contained herein are being relied upon by the Company as a basis for exemption of the sale of the Acquired Shares under the Securities Act, under the securities Laws of all applicable states and for other purposes; (c) no U.S. state or federal agency has made any finding or determination as to the fairness of the terms of the sale of the Acquired Shares or any recommendation or endorsement thereof; (d) the Acquired Shares are “restricted securities” under the Securities Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under applicable securities Laws such Acquired Shares may be resold without registration under the Securities Act only in certain limited circumstances; and (e) each certificate evidencing the Acquired Shares held by the Investor shall be endorsed with a legend in accordance with Section 5.02 of the Investor Rights Agreement.

ARTICLE VI

Covenants

SECTION 6.01.  Conduct.  From and after the date of this Agreement until the final Applicable Delivery Date to occur pursuant to this Agreement, each of the Company and the Investor covenants and agrees as to itself and its subsidiaries not to take any action that is intended or would reasonably be expected to result in any condition in Article VIII not being satisfied on any Applicable Delivery Date.

SECTION 6.02.  Saleform and Novation Agreement Delivery Requirements.  Each of the Investor and the Company covenants and agrees to execute and deliver, or to cause the applicable affiliate of the Investor that owns such Investor Vessel or is counterparty to the newbuild contract for such Investor Vessel, to execute and deliver, a Saleform or Novation Agreement, as the case may be, on the Applicable Delivery Date and otherwise comply with the requirements set forth in each such Transaction Document in connection with the delivery of each Investor Vessel.

ARTICLE VII

Additional Agreements

SECTION 7.01.  Public Disclosure.  As promptly as practicable after the date of this Agreement, the Company and the Investor shall issue a joint press release in a form to be mutually agreed.  No other release, announcement or filing concerning the Transactions or by the other Transaction Documents shall be issued, furnished or filed, as the case may be, by any party without the prior consent of the other party (which consent shall not be unreasonably withheld, conditioned or delayed), except for any release, announcement or filing as may be required by Law or the rules or regulations of any

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securities exchange, in which case the party required to make the release, announcement or filing shall, to the extent reasonably practicable, allow the other party reasonable time under the circumstances to comment on such release or announcement in advance of such issuance.

SECTION 7.02.  Commercially Reasonable Efforts.  Subject to the terms and conditions of this Agreement and their respective rights thereunder, each of the Company and the Investor shall use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with each other in doing, all things necessary, proper or advisable to consummate, the Transactions.

SECTION 7.03.  Proxy Statement; Shareholders’ Meeting.  As soon as practicable following the date of this Agreement, the Company shall prepare a proxy statement to be sent to the Company’s shareholders in connection with the Shareholder Meeting (the “Proxy Statement”), and the Company shall use its reasonable best efforts, in compliance with applicable Law, the Articles of Incorporation and amended and restated bylaws and the rules of the NYSE, to (i) call and hold a meeting of its shareholders (the “Shareholders’ Meeting”) no later than June 30, 2017 and (ii) obtain the Requisite Shareholder Approval at the Shareholders’ Meeting.

SECTION 7.04.  Investor Information.  The Investor shall provide the Company such information as the Company may reasonably request in connection with the preparation, filing and distribution of the Proxy Statement and any other filings required to be made with the SEC or the NYSE in connection with the Transactions.  Until the completion of the Shareholders’ Meeting, the Investor shall promptly correct any information supplied by it for inclusion or incorporation by reference in the Proxy Statement if and to the extent any such previously provided information shall, at that time, include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

SECTION 7.05.  Expenses.  Except as otherwise expressly provided herein, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such costs and expenses.

SECTION 7.06.  Assistance with Financing.  The Investor shall, and shall cause its subsidiaries to, provide reasonable cooperation in providing relevant information in connection with any financing deemed reasonably necessary or advisable by the Company in connection with the Transactions, including by delivering all financial information and reports concerning the Investor Vessels as may be reasonably requested by the Company.

SECTION 7.07.  Share Listing.  Prior to the first Applicable Closing Date to occur pursuant to this Agreement, the Company shall cause the shares of Common Stock to be issued on each Applicable Delivery Date and any Conversion Shares to be approved for listing on the NYSE, subject to official notice of issuance. If any

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Conversion Shares are not approved for listing on the NYSE on or prior to the first Applicable Delivery Date, the Company shall cause such Conversion Shares to be approved for listing on the NYSE no later than the day on which the Preferred Shares are converted or exchanged into Conversion Shares in accordance with the terms of the Certificate of Designation.

SECTION 7.08.  Preferred Stock.  Prior to the first Applicable Closing Date to occur pursuant to this Agreement, the Company shall cause to be filed with the Registrar of Companies of the Republic of the Marshall Islands the Certificate of Designation.

SECTION 7.09.  Technical Support Services.  The Company and the Investor shall cooperate with respect to, and the Investor shall provide to the Company and Company Subsidiaries from its Singapore operations and offices, certain transition or support services, including technical management (but excluding fleet management or scheduling), with respect to the Investor Vessels delivered to the Company in accordance with this Agreement, such services to be provided for a period of three years after the Applicable Delivery Date for such Investor Vessel on reasonable and customary arm’s-length terms that are mutually agreed.  The Company and Investor shall negotiate in good faith and execute and deliver before the Applicable Delivery Date a services agreement in a mutually satisfactory form pursuant to which one or more Investor Parties shall provide the Company and Company Subsidiaries with the services described in this Section 7.09.

ARTICLE VIII
Conditions to Each Applicable Delivery Date

SECTION 8.01.  Conditions to the Obligations of the Company and the Investor.  The obligations of the Investor to deliver an Investor Vessel and of the Company to pay the Applicable Vessel Consideration on the Applicable Delivery Date shall be subject to the satisfaction or, to the extent permitted by applicable Law, waiver by each of the Company and the Investor on or prior to the Applicable Delivery Date of each of the following conditions:

(a)            no provision of any applicable Law and no permanent, preliminary or temporary judgment, injunction, order or decree that has the effect of preventing, prohibiting or making illegal the consummation of any of the Transactions shall be in effect on the Applicable Delivery Date, and no action, claim or proceeding seeking any such judgment, injunction, order or decree shall be threatened in writing or pending on the Applicable Delivery Date; and

(b)            an investor rights agreement substantially in the form of Annex II hereto (the “Investor Rights Agreement”) shall have been duly executed and delivered by each of the Company and the Investor and shall be in full force and effect.

SECTION 8.02.  Conditions to the Obligations of the Company.  The obligations of the Company to pay the Applicable Vessel Consideration on the

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Applicable Delivery Date shall be subject to the satisfaction (or waiver by the Company) of each of the following conditions:

(a)            all representations and warranties of the Investor in this Agreement that are qualified by materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects;

(b)            the Investor shall have performed in all material respects all of its obligations hereunder and under the Investor Rights Agreement, in each case, as required to be performed or observed by it on or prior to the Applicable Delivery Date;

(c)            the Company shall have received a certificate, signed by an officer of the Investor, certifying as to the matters set forth in Sections 8.02(a) and 8.02(b); and

(d)            a Saleform or Novation Agreement for such Investor Vessel substantially in the form of Annex III and Annex IV, respectively and as applicable, shall have been duly executed and delivered by the Investor or the applicable affiliate of the Investor that owns such Investor Vessel or is counterparty to the newbuild contract for such Investor Vessel, and performed by the Investor or its applicable affiliate in accordance with its terms in all material respects through such Applicable Delivery Date.

SECTION 8.03.  Conditions to the Obligations of the Investor.  The obligations of the Investor to deliver each Vessel on the Applicable Delivery Date shall be subject to the satisfaction (or waiver by the Investor) of each of the following conditions:

(a)            the representations and warranties of the Company in this Agreement that are qualified by materiality or Company Material Adverse Effect shall be true and correct, and those not so qualified shall be true and correct in all material respects;

(b)            the Company shall have performed in all material respects all of its obligations hereunder and under the Investor Rights Agreement, in each case, as required to be performed or observed by it on or prior to the Applicable Delivery Date;

(c)            the Investor shall have received a certificate, signed by an officer of the Company, certifying as to the matters set forth in Sections 8.03(a) and 8.03(b);

(d)            the Certificate of Designation shall have been filed with the Registrar of Companies of the Republic of the Marshall Islands;

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(e)            the shares of Common Stock to be issued to the Investor on the Applicable Delivery Date shall have been approved for listing on the NYSE, subject to official notice of issuance;

(f)            the Company’s Marshall Islands counsel shall have issued a customary legal opinion to Investor regarding the valid issuance of the Acquired Shares forming all or part of the Applicable Vessel Consideration, the due authorization, execution and delivery of this Agreement by the Company and the absence of conflicts with the Articles of Incorporation and Bylaws;

(g)            a Saleform or Novation Agreement for such Investor Vessel substantially in the form of Annex III and Annex IV, respectively and as applicable, shall have been duly executed and delivered by the Company, and performed by the Company in compliance with its terms in all material respects  through such Applicable Delivery Date; and

(h)            at any time on or after the date of this Agreement there shall not have occurred any event, change, effect, development or occurrence that has had or could reasonably be expected to constitute, individually or in the aggregate, a Company Material Adverse Effect.

ARTICLE IX

Survival.

SECTION 9.01.  Survival.  The representations and warranties of each of the Company and the Investor shall survive the Effective Date until the date that is 12 months after the Effective Date.

SECTION 9.02.  Limitation on Liability.  Notwithstanding anything to the contrary elsewhere in this Agreement or provided for under any applicable Law, no party hereto shall be liable to the other for any consequential, punitive, incidental, indirect or exemplary damages.

ARTICLE X

Miscellaneous

SECTION 10.01.  Notices.  All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given (a) on the date of delivery, if delivered personally or by electronic mail or facsimile, upon confirmation of receipt; (b) on the first Business Day following the date of dispatch if delivered express mail by a recognized overnight courier service; or (c) on the third Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid, to the parties to this Agreement at the following address or to such other address either party to this Agreement shall specify by notice given in accordance with this Section 10.01:

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(a)  if to the Company, to

DHT Holdings, Inc.
2 Church Street
Hamilton HM 11
Bermuda
Fax: +1 (441) 298-7800
Attention:	Svein Moxnes Harfjeld (email: smh@dhtankers.com)
Trygve P. Munthe (email: tpm@dhtankers.com)

with a copy to:

DHT Management AS
Haakon VIIs GT. 1, 7th floor
POB 2039 Vika, 0125 Oslo
Norway
Fax: +47 23 11 50 81
Attention:	Svein Moxnes Harfjeld (email: smh@dhtankers.com)
Trygve P. Munthe (email: tpm@dhtankers.com)

with a copy to:

Cravath, Swaine & Moore LLP
825 Eighth Avenue
New York, NY 10019
Fax: 212-474-3700
Phone: 212-474-1000
Attention:	Erik R. Tavzel (email: etavzel@cravath.com)
Ting S. Chen (email: tchen@cravath.com)

(b)  if to the Investor, to

BW Group Limited
10 Pasir Panjang Road
Mapletree Business City #18-01
Singapore 117438
Fax: +1 (65) 6337 2483
Attention:	Carsten Mortensen (email: cmo@bwmaritime.com)
Sebastien Brochet (email: sebastien.brochet@bwmaritime.com)
Linda The (email: linda.teh@bwmaritime.com)

with a copy to:

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Sidley Austin LLP
787 Seventh Avenue
New York, NY 10019
Fax: 212-839-5599
Phone: 212-839-5300
Attention:	Scott M. Freeman (email: sfreeman@sidley.com)
Gabriel Saltarelli (email: gsaltarelli@sidley.com)

SECTION 10.02.  Amendments; Waivers.  (a)  No provision of this Agreement may be amended or waived unless such amendment or waiver is in writing and signed, in the case of an amendment, by each of the Company and the Investor, or in the case of a waiver, by the party against whom the waiver is to be effective.

(b)            The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights nor shall any single or partial exercise by any party to this Agreement of any of its rights under this Agreement preclude any other or further exercise of such rights or any other rights under this Agreement.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law or otherwise.

SECTION 10.03.  Interpretation.  When a reference is made in this Agreement to “Articles”, “Sections”, “Annexes” or “Schedules”, such reference shall be to an Article or Section of, or Annex or Schedule to, this Agreement unless otherwise indicated.  The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”.  The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The words “date hereof” shall refer to the date of this Agreement.  The term “or” is not exclusive.  The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. All references to “$” or “dollars” mean the lawful currency of the United States of America.   The terms defined in the singular have a comparable meaning when used in the plural, and vice versa.  Any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented.  Except as expressly stated in this Agreement, all references to any statute, rule or regulation are to the statute, rule or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under the statute) and to any section of any statute, rule or regulation include any successor to the section. References to a Person are also to its permitted successors and assigns.

SECTION 10.04.  Further Assurances.  Each party hereto shall do and perform or cause to be done and performed all further acts and shall execute and deliver all other agreements, certificates, instruments and documents as any other party hereto

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reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the Transactions. In connection with any breach of a representation, warranty or covenant contained in this Agreement by any party, the other party’s loss in connection with such breach shall also include any fees of counsel reasonably incurred by such other party in connection with such breach.

SECTION 10.05.  Assignment.  Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties without the prior written consent of the other party hereto.  Any purported assignment without such prior written consent shall be void.  Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns. Notwithstanding anything to the contrary in this Section 10.05, the Investor may assign, in whole or in part, this Agreement and its rights, interests or obligations hereunder to (i) any of its affiliates to which it transfers Voting Stock in accordance with the Investor Rights Agreement or (ii) any Person who acquires, directly or indirectly, all or substantially all its consolidated assets (including by way of merger, or amalgamation or otherwise by operation of law).

SECTION 10.06.  Governing Law.  Except to the extent specifically required by the BCA, this Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement, directly or indirectly, shall be governed by and construed in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.  The parties declare that it is their intention that this Agreement shall be regarded as made under the laws of the State of New York and that the laws of the State of New York shall be applied in interpreting its provisions in all cases where legal interpretation shall be required, except to the extent the BCA is specifically required by such act to govern the interpretation of this Agreement.

SECTION 10.07.  Waiver of Jury Trial.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 10.08.  Consent to Jurisdiction; Enforcement.  The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions (without the proof of actual damages) to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement and that neither party nor any of their respective Representatives shall oppose the granting of such relief, this being in addition to any other remedy to which they are entitled at law or in equity. Each party also agrees that it and its Representatives shall waive any requirement for the security or posting of any bond in connection with any such equitable relief.  In addition, each of the parties irrevocably submits to the jurisdiction of any court in the County of New York, New York or the U.S. District Court for the Southern District of New York

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for the purposes of any suit, action or other proceeding arising out of this Agreement.  Each party irrevocably and unconditionally waives (and agrees not to plead or claim) any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement in any court of the County of New York, New York or the U.S. District Court for the Southern District of New York or that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 10.09.  Entire Agreement; No Third-Party Beneficiaries.  This Agreement, together with the other Transaction Documents and the Confidentiality Agreement, constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both written and oral, between the parties or their affiliates with respect to the subject matter hereof.  No provision of this Agreement shall confer upon any Person other than the parties hereto any rights or remedies hereunder.

SECTION 10.10.  Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable Law, such provision shall be deemed to be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforced in accordance with its terms to the maximum extent permitted by Law, so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the Transactions are fulfilled to the extent possible.

SECTION 10.11.  Counterparts.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties, with the same effect as if the signatures were upon the same instrument.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have executed this Investment Agreement as of the day and year first above written.

DHT HOLDINGS, INC.,

By:	/s/ Svein Moxnes Harfjeld
Name: Svein Moxnes Harfjeld
Title: Co-Chief Executive Officer

/s/ Trygve P. Munthe
Name: Trygve P. Munthe
Title: Co-Chief Executive Officer

[Signature Page to the Vessel Acquisition Agreement]

BW GROUP LIMITED

By:	/s/ Carsten Mortensen
Name: Carsten Mortensen
Title: CEO

ANNEX I

CERTIFICATE OF DESIGNATION

OF

SERIES D JUNIOR PARTICIPATING PREFERRED STOCK

OF

DHT HOLDINGS, INC.

Pursuant to Section 35 of the

Business Corporations Act of the Republic of the Marshall Islands

DHT Holdings, Inc., a corporation organized and existing under the laws of the Republic of the Marshall Islands (the “Corporation”), does hereby certify that:

Pursuant to the authority vested in the board of directors of the Corporation (the “Board of Directors”) by Section 4.02 of the Amended and Restated Articles of Incorporation of the Corporation, the Board of Directors, on March [●], 2017 in accordance with Section 35 of the Business Corporations Act of the Associations Law of the Republic of the Marshall Islands, duly adopted the following resolution designating a new series of preferred stock as Series D Junior Participating Preferred Stock:

RESOLVED, that pursuant to the authority vested in the Board of Directors of DHT Holdings, Inc. in accordance with the Amended and Restated Articles of Incorporation of DHT Holdings, Inc. (the “Articles of Incorporation”) and the provisions of Section 35(5) of the Business Corporations Act of the Associations Law of the Republic of the Marshall Islands, a series of preferred stock of DHT Holdings, Inc., the Series D Junior Participating Preferred Stock, is hereby authorized, and the number of shares and designation thereof, and the voting powers, preferences and exchange, relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, of such series of shares shall be as set forth in Annex A hereto (in addition to the voting powers, preferences and exchange, relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, set forth in the Articles of Incorporation which are applicable to shares of preferred stock, par value $0.01 per share, of DHT Holdings, Inc.).

[Signature Page Follows]

IN WITNESS WHEREOF, DHT HOLDINGS, INC. has caused this certificate to be duly executed this ______ day of ____________, 2017.

DHT HOLDINGS, INC.

By:	/s/
Name: Svein Moxnes Harfjeld
Title: Co-Chief Executive Officer

By:	/s/
Name: Trygve P. Munthe
Title: Co Chief Executive Officer

[Certificate of Designation of Series D Junior Participating Preferred Stock of DHT Holdings, Inc.]

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Annex A

Section 1.                          Designation; Number of Shares. There shall be created from the 1,000,000 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”), of the Corporation authorized to be issued pursuant to the Articles of Incorporation, a series of Preferred Stock designated as “Series D Junior Participating Preferred Stock”, par value $0.01 per share (the “Series D Junior Participating Preferred Stock”), and the number of shares constituting the Series D Junior Participating Preferred Stock shall be [●].  Such number of shares may be increased (but no such increase shall result in an increase of the number of shares of Series D Junior Participating Preferred Stock outstanding to a number greater than 985,000) or decreased by resolution of the Board of Directors adopted and filed pursuant to Section 35 of the BCA, or any successor provision, and by the filing of a certificate of increase or decrease with the Registrar of Companies of the Marshall Islands; provided that no such decrease shall reduce the number of shares of Series D Junior Participating Preferred Stock to a number less than the number of shares then outstanding.  Each share of Series D Junior Participating Preferred Stock shall be identical in all respects to every other share of Series D Junior Participating Preferred Stock.  Shares of Series D Junior Participating Preferred Stock that are redeemed, purchased or otherwise acquired by the Corporation, or exchanged into shares of Common Stock, shall be thereby automatically cancelled and shall revert to authorized but unissued shares of Preferred Stock.

Section 2.                          Definitions. As used herein, the following terms shall have the following meanings:

“4% Dividend” has the meaning specified in Section 3(a).

“Articles of Incorporation” means the Amended and Restated Articles of Incorporation of the Corporation, as such may be amended from time to time.

“Authorized Shares Amendment” means the amendment of the Articles of Incorporation to increase the number of authorized shares of Common Stock to [●] shares.

“BCA” means the Business Corporations Act of the Associations Law of the Marshall Islands, as amended from time to time.

“Board of Directors” means the board of directors of the Corporation.

“business day” means any day other than a Saturday, Sunday or one on which banking institutions in New York City generally are authorized or obligated by law or executive order to close.

“Bylaws” means the Amended and Restated Bylaws of the Corporation.

“Certificate of Designation” means this certificate of designation relating to the Series D Junior Participating Preferred Stock, as it may be amended, restated, supplemented, altered or modified from time to time.

“Common Stock” means the common stock, par value $0.01 per share, of the Corporation.

“Corporation” means DHT Holdings, Inc., a corporation organized and existing under the laws of the Republic of the Marshall Islands.

“Exchange Agent” means American Stock Transfer & Trust Company, acting in its capacity as exchange agent for the Series D Junior Participating Preferred Stock, and its successors appointed by the Corporation.

“Exchange Date” means the date on which all shares of Series D Junior Participating Preferred Stock have been exchanged for shares of Common Stock by means of the Mandatory Exchange.

“Issue Date” means the date of the first issuance of the Series D Junior Participating Preferred Stock.

“Liquidation Preference” has the meaning specified in Section 4(a).

“Mandatory Exchange” has the meaning specified in Section 6(a).

“Parity Stock” means any other class or series of capital stock of the Corporation that ranks equally with the Series D Junior Participating Preferred Stock with respect to both (a) the payment of dividends (whether such dividends are cumulative or non-cumulative) and (b) the distribution of assets upon a liquidation, winding-up or dissolution, voluntary or involuntary, of the Corporation.

 “Participation Factor” shall be 1,000, subject to adjustment pursuant to Section 7.

“Preferred Stock” has the meaning specified in Section 1.

“Registrar” means American Stock Transfer & Trust Company, acting in its capacity as registrar for the Series D Junior Participating Preferred Stock, and its successors appointed by the Corporation.

“Requisite Shareholder Approval” means the affirmative vote of a majority of the outstanding shares of the Preferred Stock and the Common Stock (voting together as a single class) and the affirmative vote of a majority of the outstanding shares of Common Stock (voting separately as a single class), in each case approving the Authorized Shares Amendment.

“Series D Junior Participating Preferred Stock” has the meaning specified in Section 1.

“Stated Value” means $[   ] per share of Series D Junior Participating Preferred Stock.

“Transfer Agent” means American Stock Transfer & Trust Company, acting in its capacity as transfer agent for the Series D Junior Participating Preferred Stock, and its successors appointed by the Corporation.

Section 3.                          Dividends.

(a)            Subject to applicable Marshall Islands law and regulation, and the prior and superior right of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series D Junior Participating Preferred Stock with respect to dividends, the holders of Series D Junior Participating Preferred Stock shall be entitled to receive, out of any assets of the Corporation legally available therefor, dividends and distributions (whether in cash, securities or other assets) in an amount per share of Preferred Stock (rounded to the nearest cent) equal to the sum of (i) when, as and if the Board of Directors declares any dividends or distributions (as applicable) that are distributable to holders of Common Stock, the product of the Participation Factor multiplied by the aggregate per share dividends or distributions (as applicable) that are distributable to holders of Common Stock in connection with such dividend or distribution plus (ii) when, as and if declared by the Board of Directors, from and after January 1, 2018, 4% per annum accrued daily on the aggregate Stated Value, in cash, payable on each of March 31, June 30, September 30 and December 31 (or, if any such date is not a business day, on the next succeeding business day), in arrears.  Dividends described in clause (i) above shall be paid or distributed to holders of record of shares of Series D Junior Participating Preferred Stock on the payment or distribution date for the corresponding dividend or distribution on the Common Stock. Dividends on the Series D Junior Participating Preferred Stock (other than those set forth in clause (ii) above (the “4% Dividend”)) will not be cumulative; provided, however, that the 4% Dividend shall be cumulative (whether or not for any dividend period there shall be funds of the Corporation legally available for the payment of such dividends) from the date of original issuance and dividends on account of arrears for any past dividend periods may be declared and paid at any time, without reference to any regular dividend payment date.

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(b)            Holders of Series D Junior Participating Preferred Stock shall not be entitled to any dividends or other distributions, whether payable in cash, securities or other property, other than dividends (if any) declared and payable on the Series D Junior Participating Preferred Stock as specified in this Section 3 (subject to the other provisions of this Certificate of Designation). Notwithstanding anything in this Certificate of Designation, unless the 4% Dividend shall have been paid, no dividends upon the Common Stock, or on any other stock of the Corporation ranking junior to or on a parity with the Series D Junior Participating Preferred Stock as to dividends, shall be made. The term “dividend” as used in this Certificate of Designation includes any distribution made by the Corporation, regardless of whether such distribution constitutes a dividend for U.S. federal income tax purposes.

(c)            The Board may fix a record date for the determination of holders of shares of Series D Junior Participating Preferred Stock entitled to receive a dividend or distribution declared thereon, which in the case of any corresponding dividend or distribution on the Common Stock, shall be the same as the record date for such corresponding dividend or distribution.

(d)            Pursuant to and subject to the BCA, the Corporation may not lawfully declare or pay a dividend if the Corporation has reasonable grounds to believe that the Corporation is or would, after the declaration or payment of the dividend, be unable to pay its liabilities as they become due, or that the realizable value of the Corporation’s assets would, after payment of the dividend, be less than the aggregate value of the Corporation’s liabilities, issued share capital and share premium accounts.

Section 4.                          Liquidation Rights.

(a)            Voluntary or Involuntary Liquidation. Upon any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation, the assets and funds of the Corporation or proceeds thereof (whether capital or surplus) shall be distributed:  (i) first, in an amount equal to all dividends (whether or not earned or declared) accumulated and unpaid on the shares of Series D Junior Participating Preferred Stock, (ii) second, ratably among holders of Series D Junior Participating Preferred Stock up to an amount equal to $1.00 per share of Series D Junior Participating Preferred Stock (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction) and (iii) third, ratably among holders of Common Stock; provided that if holders of Series D Junior Participating Preferred Stock would receive a distribution per share that is greater than $1.00 (except with respect to the distribution described in clause (i) above and except as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction) if all such assets and funds were distributed ratably among holders of Common Stock and Series D Junior Participating Preferred Stock (based on each share of Series D Junior Participating Preferred Stock being equal to a number of shares of Common Stock equal to the Participation Factor), such assets and funds shall be so ratably distributed among holders of Common Stock and Series D Junior Participating Preferred Stock (such distribution preference, the “Liquidation Preference”).

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(b)            Residual Distributions. After payment of the full amount of the Liquidation Preference to all holders of the Series D Junior Participating Preferred Stock, such holders will have no right or claim to any of the Corporation’s remaining assets in the event of the Corporation’s liquidation, dissolution or winding up.

(c)            Amalgamation, Merger, Consolidation and Sale of Assets not Liquidation. For purposes of this Section 4, a consolidation, amalgamation, merger, arrangement, reincorporation, de-registration or reconstruction involving the Corporation or the sale or transfer of all or substantially all of the assets or business of the Corporation (other than in connection with the Corporation’s liquidation, dissolution or winding up) will not be deemed to constitute a liquidation, dissolution or winding-up, voluntary or involuntary.

Section 5.                          Voting Rights. The holders of Series D Junior Participating Preferred Stock shall have the following voting rights:

(a)            Each share of Series D Junior Participating Preferred Stock shall entitle its holder to the number of votes equal to the Participation Factor.

(b)            Except as otherwise herein provided or by the Articles of Incorporation or as otherwise required by the BCA, holders of the Series D Junior Participating Preferred Stock shall vote with holders of the Common Stock together as a single class on all matters submitted to a vote of the shareholders of the Corporation, including the election of directors, and shall be considered one class for purposes of determining a quorum.

(c)            Except as otherwise herein provided or by the Articles of Incorporation or as otherwise required by the BCA, the holders of the Series D Junior Participating Preferred Stock, voting as a separate class, shall have no special voting rights and their consent or approval, as a separate class, shall not be required for authorizing or taking any corporate action, or with respect to matters submitted to a shareholder vote; provided that, in addition to any other approval required under the Articles of Incorporation or by the BCA, (i) the amendment, alteration, supplement or repeal of any provision of this Certificate of Designation shall require (A) the affirmative vote or written consent, voting as a single separate class, given in person or by proxy, of holders of at least a majority of the shares of Series D Junior Participating Preferred Stock represented at a shareholder meeting where holders of record of at least a majority of the issued and outstanding shares of Series D Junior Participating Preferred Stock are present either in person or by proxy, or (B) the affirmative written consent of holders of at least a majority of the issued and outstanding shares of Series D Junior Participating Preferred Stock and (ii) if any amendment, alteration, supplement or repeal described in clause (i) disproportionately materially and adversely affects any right, privilege, preference or voting power of any holder of the Series D Junior Participating Preferred Stock relative to the comparable rights, privileges, preferences or voting powers of any other holder of the Series D Junior Participating Preferred Stock, the affirmative vote or written consent of such disproportionately affected holder shall be required to effect such amendment, alteration, supplement or repeal.

Section 6.                          Exchange.

(a)            Mandatory Exchange. On the date that is 15 days following the receipt of the Requisite Shareholder Approval and the filing of the Authorized Shares Amendment with the Registrar of Companies of the Republic of the Marshall Islands, each outstanding share of Series D Junior Participating Preferred Stock shall automatically be exchanged into a number of newly issued shares of Common Stock equal to the Participation Factor, as may be adjusted pursuant to Section 7 (such automatic exchange pursuant to this Section 6(a), the “Mandatory Exchange”).  There shall be no premium payable upon Mandatory Exchange. Upon the Mandatory Exchange, the Corporation shall promptly mail to holders of record of Series D Junior Participating Preferred Stock immediately prior to the Mandatory Exchange, first class, postage prepaid, at the address of such record holders as maintained by the Registrar, a notice of Mandatory Exchange. A copy of such notice shall also be filed with the Registrar.

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(b)            Effect of Exchange. On and after the date on which any shares of Series D Junior Participating Preferred Stock are exchanged for Common Stock, dividends on such shares of Series D Junior Participating Preferred Stock shall cease to accrue and all rights of holders of such shares of Series D Junior Participating Preferred Stock (including all rights to receive any accrued and unpaid dividends) will terminate except for the right to receive the whole shares of Common Stock issuable upon exchange thereof (including the right, subject to Section 8, to receive the whole shares of Common Stock in exchange for any accrued and unpaid dividends).  All shares of Common Stock issued upon exchange of the shares of Series D Junior Participating Preferred Stock shall, upon issuance by the Corporation, be duly authorized and validly issued, fully paid and nonassessable and not issued in violation of any purchase option, call option, preemptive right, resale right, subscription right, right of first refusal or similar right arising under law or contract.

(i)            Record Holder as of Exchange Date. The exchanging holder entitled to receive the Common Stock issuable upon the exchange of Series D Junior Participating Preferred Stock shall be treated for all purposes as the record holder of such shares of Common Stock as of the close of business on the date of the Mandatory Exchange notwithstanding that the share register of the Corporation shall then be closed or that certificates representing the shares of Common Stock shall not then be actually delivered to such holder. In the event that a holder shall not by written notice designate the name in which shares of Common Stock to be issued upon the exchange of shares of Series D Junior Participating Preferred Stock should be registered or the manner in which such shares should be delivered, the Corporation shall be entitled to register and deliver such shares, and make such payment, in the name of the holder and in the manner shown on the records of the Corporation. Prior to the close of business on the date on which shares of Series D Junior Participating Preferred Stock are exchanged for shares of Common Stock, shares of Common Stock issuable upon exchange of, or other securities issuable upon exchange of, any shares of Series D Junior Participating Preferred Stock shall not be deemed outstanding for any purpose (and the Series D Junior Participating Preferred Stock shall be deemed outstanding for all purposes)  and holders of Series D Junior Participating Preferred Stock shall have no rights with respect to the Common Stock or other securities issuable upon such exchange (including voting rights, rights to respond to tender offers for the Common Stock or other securities issuable upon exchange and rights to receive any dividends or other distributions on the Common Stock or other securities issuable upon exchange) by virtue of holding shares of Series D Junior Participating Preferred Stock.

(c)            The issuance and delivery of certificates for Common Stock upon the exchange of shares of Series D Junior Participating Preferred Stock shall be made without charge to the exchanging holder or recipient of shares of Series D Junior Participating Preferred Stock for such certificates or for any tax in respect of the issuance or delivery of such certificates or the securities represented thereby, and such certificate shall be issued or delivered in the respective names of, or in such names as may be directed by, holders of the shares of the Series D Junior Participating Preferred Stock; provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the holder of the relevant shares of the Series D Junior Participating Preferred Stock and the Corporation shall not be required to issue or deliver such certificate unless or until the holder requesting such exchange shall have paid the Corporation the amount of such tax or shall have established to the reasonable satisfaction of the Corporation that such tax has been paid.

Section 7.                          Adjustments. The Participation Factor shall be subject to adjustment as follows:

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(a)            Stock Dividends; Stock Splits; Reverse Stock Splits; Reclassifications and Combinations. If at any time after the Issue Date, the Corporation shall (i) pay or make a dividend or other distribution to holders of its Common Stock solely in shares of Common Stock (other than any such dividend or distribution also made on the Series D Junior Participating Preferred Stock pursuant to Section 3) (ii) subdivide (by stock split or otherwise) the outstanding shares of Common Stock into a larger number of shares of Common Stock or (iii) combine (by a reverse stock split or otherwise) the outstanding shares of Common Stock into a smaller number of shares of Common Stock, then in each event, the Participation Factor shall be adjusted to a number determined by multiplying the Participation Factor by a fraction, the numerator of which is the total number of shares of Common Stock that were outstanding immediately after such event and the denominator of which is the total number of shares of Common Stock that are outstanding immediately prior to such event.  Such adjustment shall become effective immediately after the opening of business on the business day following the date fixed for determination of the holders entitled to such dividend or other distribution.

(b)            Rights Plan Trigger Event. If at any time after the Issue Date, the Corporation has a stockholder rights plan in effect with respect to the Common Stock (including the Rights Agreement, dated as of January 29, 2017, between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent), and the rights thereunder have become exercisable or separated from the shares of Common Stock (a “Trigger Event”), then the Participation Factor shall be adjusted to a number determined by multiplying the Participation Factor by a fraction, (i) the numerator and denominator of which is each the total number of shares of Common Stock that were outstanding immediately prior to the Trigger Event plus (i), in the case of the numerator, the total number of shares of Common Stock issuable pursuant to the rights and (ii) in the case of the denominator, the total number of shares of Common Stock equal to the aggregate price payable to exercise such rights divided by the trading price of the Common Stock on the last trading day preceding the Trigger Event; provided that, if the exercise of rights does not require payment of an exercise price, the denominator shall equal the total number of shares of Common Stock that were outstanding immediately prior to the Trigger Event.  Such adjustment shall become effective immediately after the opening of business on the business day following the date fixed for determination of the holders entitled to receive shares of Common Stock in exchange for rights and shall be subject to appropriate readjustment in the event of the expiration, termination or redemption of any rights prior to the exercise thereof.

(c)            Consolidation, Merger, etc. If the Corporation shall enter into any consolidation, merger, combination or other transaction in which the Common Stock is exchanged for or changed into other stock or securities, cash or any other property, then in any such case each then outstanding share of Series D Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed into other stock or securities, cash or any other property, as applicable, in an amount per share equal to the product of (i) the Participation Factor and (ii) the aggregate amount of stock, securities, cash or any other property (payable in kind), as the case may be, into which or for which a single share of Common Stock is exchanged or changed (assuming the holder of such share of Common Stock exercised any rights of election, if any, exercised by the holders of a majority (or plurality, if applicable) of the Common Stock and received per share the kind and amount of consideration equal to the weighted average of the types and amounts of consideration received by a majority (or plurality, if applicable) of similarly electing (or non-electing, as applicable) holders).

(d)            Rules of Calculation. Any adjustments to the Participation Factor under this Section 7 shall be calculated by the Corporation to the nearest one-ten-thousandth of a share of Common Stock.  Except as explicitly provided herein, the number of shares of Common Stock outstanding shall be calculated on the basis of the number of issued and outstanding shares of Common Stock, not including shares held in the treasury of the Corporation or held by any of the Corporation’s subsidiaries.

(e)            De Minimis Adjustments. No adjustment to the Participation Factor under this Section 7 will be required unless such adjustment would require an increase or decrease of at least one percent; provided that any such adjustment that is not required to be made will be carried forward and taken into account in any subsequent adjustment, and provided further, that any such adjustment of less than one percent that has not been made will be made upon any Exchange Date.

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(f)            Successive Adjustments. After an adjustment to the Participation Factor under this Section 7, any subsequent event requiring an adjustment under this Section 7 shall cause an adjustment to such Participation Factor as so adjusted.

(g)            Multiple Adjustments. For the avoidance of doubt, if an event occurs that would trigger an adjustment to the Participation Factor pursuant to this Section 7 under more than one subsection hereof, such event, to the extent fully taken into account in a single adjustment, shall not result in multiple adjustments hereunder; provided that if more than one subsection of this Section 7 is applicable to a single event, the subsection shall be applied that produces the largest adjustment.

(h)            Abandoned Dividends or Distributions. If the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter (and before the dividend or distribution has been paid or delivered to stockholders) legally abandon its plan to pay or deliver such dividend or distribution, then no adjustment to the Participation Factor shall be required by reason of the taking of such record.

(i)            Notice of Adjustment. Whenever the Participation Factor is adjusted as provided under this Section 7, the Corporation shall promptly mail to holders of record of Series D Junior Participating Preferred Stock (if any), first class, postage prepaid, at the address of such record holders as maintained by the Registrar, a notice of adjustment setting forth in reasonable detail the events giving rise to the adjustment and the calculation of adjustment. A copy of such notice shall also be filed with the Registrar.

Section 8.                          Cash Settlement of Accrued and Unpaid Dividends. In connection with any Mandatory Exchange pursuant to Section 6, the Corporation may in its sole discretion, on the date of the Mandatory Exchange elect to pay in cash an amount equal to all or a portion of any accrued and unpaid dividends as of such date on any share of Series D Junior Participating Preferred Stock to be exchanged, and in such event such cash payment shall be credited against the accrued and unpaid dividends on such share.

Section 9.                          No Sinking Fund. The Series D Junior Participating Preferred Stock will not be subject to any sinking fund, retirement fund or purchase fund or other similar provisions.

Section 10.                          Other Rights. Other than as provided for in this Certificate of Designation, the Series D Junior Participating Preferred Stock shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Bylaws or as provided by applicable law.

Section 11.                          Ranking. The Series D Junior Participating Preferred Stock will, with respect to the payment of dividends and distributions of assets upon liquidation, dissolution and winding-up, rank senior to the Common Stock and pari passu with any Parity Stock of the Corporation, including other shares of Series D Junior Participating Preferred Stock of the Corporation that the Corporation may issue from time to time in the future, and junior to all other series of Preferred Stock (other than Parity Stock).

Section 12.                          Record Holders. To the fullest extent permitted by applicable law, the Corporation and the Transfer Agent for the Series D Junior Participating Preferred Stock may deem and treat the record holder of any share of Series D Junior Participating Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor the Transfer Agent shall be affected by any notice to the contrary.

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Section 13.                          Form. The Series D Junior Participating Preferred Stock shall initially be issued substantially in the form attached hereto as Exhibit A, which is hereby incorporated in and expressly made a part of this Certificate of Designation. Each Series D Junior Participating Preferred Stock certificate may have notations, legends or endorsements required by law or stock exchange rules; provided that any such notation, legend or endorsement is in a form acceptable to the Corporation.

Section 14.                          Reissuance of Stock.  Any shares of Series D Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever, including upon exchange of the Series D Junior Participating Preferred Stock for Common Stock, shall not be reissued as such and shall be retired and canceled promptly after the acquisition thereof.  All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors pursuant to the provisions of the Articles of Incorporation.

Section 15.                          No Fractional Shares. Fractional shares of Series D Junior Participating Preferred Stock shall not be issued.

Section 16.                          Transfer Agent, Exchange Agent and Dividend Disbursing Agent.  The duly appointed Transfer Agent and Exchange Agent and dividend disbursing agent for the Series D Junior Participating Preferred Stock shall be the Transfer Agent and Exchange Agent. The Corporation may, in its sole discretion, remove the Transfer Agent or the Exchange Agent; provided that in either case the Corporation shall appoint a successor agent (which successor shall be an independent bank or trust Corporation) who shall accept such appointment prior to the effectiveness of such removal. Upon any such removal or appointment, the Corporation shall send notice thereof to the holders of shares of Series D Junior Participating Preferred Stock. Payments shall be payable by U.S. dollar check drawn on a U.S. bank, or wire transfer; provided that appropriate wire instructions have been received by the Registrar at least fifteen days prior to the applicable date of payment, to a U.S. dollar account maintained by the holder with a bank located in the State of New York; provided further that at the option of the Corporation, payment of dividends may be made by check mailed to the address of the person entitled thereto as such address shall appear in the Series D Junior Participating Preferred Stock register.

Section 17.                          Severability of Provisions. If any voting powers, preferences and relative, participating, optional and other special rights of the Series D Junior Participating Preferred Stock and qualifications, limitations and restrictions thereof set forth in this Certificate of Designation are invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of the Series D Junior Participating Preferred Stock and qualifications, limitations and restrictions thereof set forth in this Certificate of Designation which can be given effect without the invalid, unlawful or unenforceable provisions shall, nevertheless, remain in full force and effect.

Section 18.                          Notices. All notices or communications in respect of Series D Junior Participating Preferred Stock shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Designation, the Bylaws or by applicable law.

Section 19.                          Fiduciary Duties. The Board shall owe the same fiduciary duties to each holder of Series D Junior Participating Preferred Stock as it owes to the holders of Common Stock.

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Exhibit A

[FACE OF SERIES D JUNIOR PARTICIPATING PREFERRED STOCK]

Certificate Number: ______	Number of Shares of Series D Junior
Participating Preferred Stock:
____________

CUSIP No. [●]
ISIN No. [●]

DHT HOLDINGS, INC.
Series D Junior Participating Preferred Stock
(par value $0.01 per share)

DHT HOLDINGS, INC., a Republic of Marshall Islands corporation (the “Corporation”), hereby certifies that ________________________ (the “Holder”) is the registered owner of ______________ (_______) fully paid and non-assessable shares of the Corporation’s designated Series D Junior Participating Preferred Stock, with a par value of $0.01 per share and an initial liquidation preference of $1.00 per share, as adjusted in accordance with the provisions of the Certificate of Designation (as defined below) (the “Series D Junior Participating Preferred Stock”).  The shares of Series D Junior Participating Preferred Stock are transferable on the books and records of the Registrar, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer.  The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Series D Junior Participating Preferred Stock represented hereby are and shall in all respects be subject to the provisions of the Certificate of Designation dated March [●], 2017 as the same may be amended from time to time (the “Certificate of Designation”).  Capitalized terms used herein but not defined shall have the meaning given them in the Certificate of Designation.  The Corporation will provide a copy of the Certificate of Designation to the Holder without charge upon written request to the Corporation at its principal place of business.

Reference is hereby made to the Certificate of Designation, which shall for all purposes have the same effect as if set forth at this place.

Upon receipt of this executed certificate, the Holder is bound by the Certificate of Designation and is entitled to the benefits thereunder.

Unless the Registrar has properly countersigned, these shares of Series D Junior Participating Preferred Stock shall not be entitled to any benefit under the Certificate of Designation or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, this certificate has been executed on behalf of the Corporation by an officer of the Corporation this _____ day of ________, _____.

DHT HOLDINGS, INC.

By:
	Name:	Svein Moxnes Harfjeld
	Title:	Co-Chief Executive Officer

By:
	Name:	Trygve P. Munthe
	Title:	Co Chief Executive Officer

2

REGISTRAR’S COUNTERSIGNATURE

These are shares of Series D Junior Participating Preferred Stock referred to in the within-mentioned Certificate of Designation.

Dated: ____________, ______

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, as Registrar

By:	/s/
Name:
Title:

3

[REVERSE OF CERTIFICATE FOR SERIES D JUNIOR PARTICIPATING PREFERRED STOCK]

The shares of Series D Junior Participating Preferred Stock shall be mandatorily exchangeable in the manner and in accordance with the terms set forth in the Certificate of Designation.

The Corporation shall furnish without charge to each holder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

4

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of Series D Junior Participating Preferred Stock evidenced hereby to:

(Insert assignee’s social security or taxpayer identification number, if any)

(Insert address and zip code of assignee)

and irrevocably appoints:

as agent to transfer the shares of Series D Junior Participating Preferred Stock evidenced hereby on the books of the Transfer Agent. The agent may substitute another to act for him or her.
Date:
Signature:
(Sign exactly as your name appears on the other side of this Certificate)

Signature Guarantee:

(Signature must be guaranteed by an “eligible guarantor institution” that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Transfer Agent, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)

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ANNEX II

FORM OF

INVESTOR RIGHTS AGREEMENT

Dated as of ___________, 2017,

by and between

DHT HOLDINGS, INC.

and

BW GROUP LIMITED

TABLE OF CONTENTS

i

ii

INVESTOR RIGHTS AGREEMENT, dated as of ___________, 2017 (this “Agreement”), between DHT HOLDINGS, INC., a corporation organized under the laws of the Republic of the Marshall Islands (the “Company”), and BW GROUP LIMITED, an exempted company limited by shares incorporated under the laws of Bermuda (the “Investor”).

WHEREAS the Company and the Investor are parties to a Vessel Acquisition Agreement dated as of March 23, 2017 (the “Acquisition Agreement”), pursuant to which, on the terms and conditions set forth in the Acquisition Agreement, the Investor agreed to sell an existing fleet of nine very large crude carriers (“VLCCs”) and newbuild contracts for two VLCCs (such 11 existing and newbuild VLCCs, the “Investor Vessels”) to the Company in exchange for a combination of cash, shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and shares of the Company’s Series D Junior Participating Preferred Stock, par value $0.01 per share (the “Preferred Stock”); and

WHEREAS the Company and the Investor desire to establish in this Agreement terms and conditions concerning the rights of and restrictions on the Investor with respect to the Investor Parties’ ownership of the Common Stock, Preferred Stock and other capital stock of the Company;

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01.  Definitions.  Capitalized terms used and not otherwise defined in this Agreement that are defined in the Acquisition Agreement shall have the meanings given such terms in the Acquisition Agreement.  As used in this Agreement, the following terms shall have the following meanings:

“10-Day VWAP” means, at any time, the per share volume-weighted average price of shares of Common Stock as displayed under the heading VWAP Bloomberg on Bloomberg (or, if Bloomberg ceases to publish such price, a successor service to be reasonably agreed) for the ten trading days most recently ended prior to such time.

“13D Group” means any group of Persons formed for the purpose of acquiring, holding, voting or disposing of Voting Stock that would be required under Section 13(d) of the Exchange Act (as in effect on, and based on legal interpretations thereof existing on, the date hereof), to file a statement on Schedule 13D with the SEC as a “person” within the meaning of Section 13(d)(3) of the Exchange Act if such group beneficially owned Voting Stock representing more than 5% of any class of Voting Stock then outstanding.

“Acquired Share Percentage” means, at any time, (a) the aggregate number of Acquired Shares held by the Investor Parties at such time but, if calculated prior to the Final Closing Date, giving pro forma effect to the issuance of the number of Acquired Shares that remain to be issued on each remaining Applicable Delivery Date and the Final Closing Date, divided by (b)(i) the number of Acquired Shares that were issued prior to such time plus (ii) the number of Acquired Shares that remain to be issued on each remaining Applicable Delivery Date and the Final Closing Date.

“Acquired Shares” means the shares of Common Stock and Preferred Stock acquired by the Investor pursuant to the Acquisition Agreement.

“Acquisition Agreement” has the meaning assigned to such term in the recitals above.

“Additional Investor Director” has the meaning assigned to such term in Section 2.01(c).

An “affiliate” of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.

“Agreement” has the meaning assigned to such term in the preamble to this Agreement.

“Applicable Delivery Date” has the meaning assigned to such term in the Acquisition Agreement.

“Articles of Incorporation” means the Amended and Restated Articles of Incorporation of the Company, as further amended and restated from time to time.

“BCA” means the Business Corporations Act of the Associations Law of the Republic of the Marshall Islands, as amended, supplemented or restated from time to time.

“Board” means the board of directors of the Company, except where the context requires otherwise.

Any Person shall be deemed to “beneficially own”, to have “beneficial ownership” of, or to be “beneficially owning” any securities (which securities shall also be deemed “beneficially owned” by such Person) that such Person is deemed to “beneficially own” within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the date of this Agreement; provided, that any Person shall be deemed to beneficially own any securities that such Person has the right to acquire, whether or not such right is exercisable immediately (including, except where the context requires otherwise, assuming conversion of all convertible Preferred Stock, if any, owned by such Person to Common Stock).

“Business Day” means any day other than a Saturday, Sunday or one on which banks are authorized to close in New York, New York.

“Bylaws” means the Amended and Restated Bylaws of the Company, as further amended and restated from time to time.

“Common Stock” has the meaning assigned to such term in the recitals above.

“Company” has the meaning assigned to such term in the preamble to this Agreement.

“Confidentiality Agreement” means the confidential letter agreement dated March 18, 2017, between the Company and BW Maritime Pte. Ltd, an affiliate of the Investor.

“Deferral Period” has the meaning assigned to such term in Section 3.06.

“Director” means a member of the Board, except where the context requires otherwise.

“Discriminatory Transaction” means any corporate action (other than those taken pursuant to the express terms of this Agreement) that would (a) impose material limitations on the legal rights of any Investor Party as a holder of a class of Voting Stock, including any action that would impose material restrictions without lawful exemption for the Investor Parties that are based upon the size of security holding, nationality of a security holder, the business in which a security holder is engaged or other considerations applicable to any Investor Party, and which material limitations are not imposed on holders of the same class of Voting Stock generally or (b) deny any material benefit to any Investor Party proportionately as a holder of any class of Voting Stock that is made available to other holders of that same class of Voting Stock generally.

“Demand Registration Statement” has the meaning assigned to such term in Section 3.01(a).

“Equity Security” means (a) any Common Stock, Preferred Stock or other Voting Stock, (b) any securities of the Company convertible into or exchangeable for Common Stock, Preferred Stock or other Voting Stock or (c) any options, rights or warrants (or any similar securities) issued by the Company to acquire Common Stock, Preferred Stock or other Voting Stock.

“Excess Shares” means, at any time when the number of shares of the Company’s Common Stock, Preferred Stock or other Voting Stock beneficially owned by any of the Investor Parties represents in excess of 35% of the total Voting Power of all outstanding shares of the Company’s Voting Stock, the number of shares that result in such excess.

“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended.

“Fall Away Date” has the meaning assigned to such term in Section 4.03(c).

 “Final Closing Date” means the final Applicable Delivery Date to occur pursuant to the Acquisition Agreement; provided, that if all eleven Investor Vessels are not delivered as a result of termination of the Acquisition Agreement or otherwise, then “Final Closing Date” shall mean the last Applicable Delivery Date upon which an existing or newbuild VLCC was in fact or is to be delivered to the Company.

 “Foreign Corrupt Practices Act” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

“Freely Tradable” means, with respect to any security, a security that (i) is eligible to be sold by the holder thereof without any volume or manner of sale restrictions under the Securities Act pursuant to Rule 144, (ii) bears no legends restricting the transfer thereof and (iii) bears an unrestricted CUSIP number (if held in global form).

“Governmental Entity” means any federal, state or local, domestic or foreign governmental or regulatory authority, agency, commission, body, court or other legislative, executive or judicial governmental entity.

“Hedging Transaction” means any transaction, agreement or arrangement (or series of transactions, agreements or arrangements) involving a security linked to any of the Company’s Equity Securities or any security that would be deemed to be a “derivative security” (as defined in Rule 16a-1(c) under the Exchange Act) with respect to any of the Company’s Equity Securities or any transaction (even if not a security) which would (were it a security) be considered such a derivative security, or that hedges or transfers, directly or indirectly, some or all of the economic risk of ownership of any of the Company’s Equity Securities, including any forward contract, equity swap, put or call, put or call equivalent position, collar, non-recourse loan, sale of exchangeable security or similar transaction or is otherwise based on the value of any of the Company’s Equity Securities.

“Indemnified Party” has the meaning assigned to such term in Section 3.08(c).

“Indemnifying Party” has the meaning assigned to such term in Section 3.08(c).

“Independent Director” means a Director who would be considered an “independent director” were he or she to serve on either the Board or the board of directors (or other governing body) of the Investor, in each case under (a) (i) NYSE Rule 303A(2) as such rule may be amended, supplemented or replaced from time to time (whether by final rule or otherwise and without giving effect to any permitted delays for compliance or exceptions for foreign issuers) or (ii) if the Company is not listed on the NYSE, any comparable rule or regulation of the primary securities exchange or quotation system on which the Common Stock is listed or quoted (whether by final rule or otherwise and without giving effect to any permitted delays for compliance or exceptions for foreign issuers) and (b) any other applicable Law, rule or regulation mandating, or imposing as a condition to any material benefit to the Company or any of its subsidiaries, the independence of one or more members of the Board, excluding, in each case, requirements that relate to “independence” only for members of a particular Board committee or directors fulfilling a particular function.  In no event will any Person be deemed an “Independent Director” who is, or at any time during the previous three years was, a director, officer or employee of the Company, the Investor Parties or any of their respective subsidiaries.  The fact that a Person has been designated by the Investor for nomination as an Investor Director pursuant to this Agreement will not, by itself, disqualify that Person as an Independent Director if that Person otherwise meets the criteria of an Independent Director.

“Initial Closing Date” means the first Applicable Delivery Date to occur pursuant to the Acquisition Agreement.

“Inspectors” has the meaning assigned to such term in Section 3.04(d).

“Investor” has the meaning assigned to such term in the preamble to this Agreement.

“Investor Counteroffer” means an offer by any Investor Party to acquire any and all of the outstanding Common Stock not beneficially owned by an Investor Party at the time of the offer (or such lesser number or percentage of shares of Common Stock (a) equal to (i) the percentage of Common Stock that is subject to acquisition pursuant to a Third Party Offer giving rise to Investor’s ability to make such Investor Counteroffer (if the Board has approved, consented to or recommended (other than a negative recommendation) such Third Party Offer) less (ii) the Investor Percentage Interest at such time or (b) as may be approved by a majority of the Other Directors). Unless otherwise approved by a majority of the Other Directors prior to the acquisition of shares of Common Stock pursuant to an Investor Counteroffer, any Investor Counteroffer structured as a tender offer or other share purchase shall include a binding commitment (subject to any mandatory legal restrictions and requirements) by the offering party to acquire within one year of the closing of such tender offer or share purchase any

Common Stock that remains outstanding at the time of such closing for consideration equal to or greater than the consideration paid in such tender offer or share purchase for the same class of Common Stock less the percentage of Common Stock, if any, that Investor was not required to acquire pursuant to clause (a) above.

“Investor Directors” means the Director(s) who is/are designated for such position by the Investor in accordance with Section 2.01(a), (b), (c) or (d).

“Investor Exchange Date” means the date on which all shares of the Preferred Stock beneficially owned by any Investor Party are exchanged or converted into shares of Common Stock.

“Investor Observer” has the meaning assigned to such term in Section 2.01(e).

“Investor Parties” means the Investor and each of its controlled affiliates.

“Investor Percentage Interest” means, at any time, the Percentage Interest of the Investor Parties at such time but, if calculated prior to the Final Closing Date, giving pro forma effect to the issuance of the number of Acquired Shares that remain to be issued on each remaining Applicable Delivery Date and the Final Closing Date.  For purposes of determining whether and to what extent an Investor Party is entitled to any right under this Agreement, Voting Stock acquired by any of them in breach of this Agreement and Voting Stock subject to a Hedging Transaction will be excluded from any calculation of the Investor Percentage Interest.

 “Investor Transactions” has the meaning assigned to such term in Section 2.04.

“Investor Vessel” has the meaning assigned to such term in the recitals above.

 “Law” means any federal, state, local or foreign law (including the Foreign Corrupt Practices Act and the laws implemented by the Office of Foreign Assets Control, United States Department of Treasury), statute or ordinance, common law, or any rule, regulation, judgment, order, writ, injunction, decree, arbitration award, license or permit of any Governmental Entity.

“Non-Coercive Offer” means an offer to acquire, made in compliance with applicable securities laws and not subject to any financing condition, all of the issued and outstanding Equity Securities, for cash, shares of capital stock of an entity that is publicly traded on the NYSE or the NASDAQ Stock Market with a public float (excluding all shares held by Investor Parties or any 13D Group to which any of the Investor Parties then belongs) equal to or greater than the aggregate public float (excluding all shares held by Investor Parties or any 13D Group to which any of the Investor Parties then belongs)

of Common Stock, or a combination thereof, in any case, made available to all of the Company’s holders of Equity Securities, which offer for Common Stock shall have a premium of at least 15% to the 10-Day VWAP immediately prior to the opening of the third trading day prior to the earliest of (x) the public announcement of such offer, (y) the public announcement of an intention to commence such offer and (z) the communication of such offer to the Board by the Investor, which offer shall remain in effect for a period of not fewer than 45 days and shall include a minimum tender condition of at least 50% of the outstanding Common Stock not owned by any of the Investor Parties or any 13D Group to which any of the Investor Parties belong.

“Non-U.S. Person” means a natural person that is not a United States citizen or resident for purposes of the Company satisfying the definition of “foreign private issuer” as defined in Rule 405 of the Securities Act.

“NYSE” shall mean the New York Stock Exchange and its successors.

“Nominating Committee” means the Nominating Committee of the Board or any successor committee thereto.

“Other Director” means an Independent Director that is not an Investor Director.

“Percentage Interest” means, with respect to any Person and as of any date of determination, the percentage of the aggregate Voting Power of all outstanding shares of the Company’s Voting Stock that is beneficially owned by such Person as of such determination date.

“Person” means any individual, firm, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature.

“Piggyback Registration” has the meaning assigned to such term in Section 3.02.

“Plan” has the meaning assigned to such term in Section 4.04.

 “Preferred Stock” has the meaning assigned to such term in the recitals above.

“Proceeding” has the meaning assigned to such term in Section 3.08(c).

“Records” has the meaning assigned to such term in Section 3.04(d).

“Registrable Securities” means any shares of Common Stock (or after June 30, 2018, Preferred Stock) issued to the Investor pursuant to the Acquisition

Agreement or upon conversion or exchange of any shares of Preferred Stock issued to the Investor pursuant to the Acquisition Agreement; provided, however, that such securities shall cease to be Registrable Securities when (i) a Registration Statement relating to such securities shall have been declared effective by the SEC and such securities shall have been disposed of by an Investor Party pursuant to such Registration Statement; (ii) such securities have been disposed of by an Investor Party pursuant to Rule 144 promulgated under the Securities Act or (iii) such securities become Freely Tradable.

“Registration Statement” has the meaning assigned to such term in Section 3.01(a).

“Renounced Business Opportunity” has the meaning assigned to such term in Section 2.04.

“Representatives” means, when used in relation to any Person, such Person’s subsidiaries and affiliates and its and their respective directors, officers, employees, agents, advisors (including, without limitation, financial and legal advisors, consultants and accountants) and other representatives.

“Request” has the meaning assigned to such term in Section 3.01(a).

“Requisite Shareholder Approval” means the affirmative vote of the holders of shares of Voting Stock carrying a majority of the aggregate Voting Power of all outstanding shares of the Company’s Voting Stock (voting together as a single class) and the affirmative vote of the holders (which may include any Investor Party) of a majority of the outstanding shares of Common Stock (voting separately as a single class), in each case approving the amendment of the Company’s Articles of Incorporation to increase the number of authorized shares of Common Stock to permit the issuance of Common Stock in connection with the conversion or exchange of all shares of Preferred Stock that are issued in connection with the Acquisition Agreement into Common Stock.

“Sale” has the meaning assigned to such term in Section 2.03(b).

 “SEC” means the Securities and Exchange Commission.

“SEC Reports” means reports filed under the Securities Act and the Exchange Act, including filings on Schedule 13D, Schedule 13G and Form 13F.

“Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder, as amended.

 “Standstill Expiration Date” means the first date on which the Investor Percentage Interest ceases to be at least 25%.  The Standstill Expiration Date shall be calculated from time to time as of the close of business on the last NYSE trading day preceding the date of calculation (it being understood that, when determining the

Standstill Expiration Date for the purposes of clauses (i) and (ii) of Section 2.01(d), the Investor Percentage Interest shall be calculated as of the close of business on the last NYSE trading day prior to the meeting of the Board the agenda for which includes nominating a slate of Directors).

 “Standstill Period” means the period from the date of this Agreement until the Standstill Expiration Date.

A “subsidiary” of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person.

“Third Party Offer” means a bona fide written tender or exchange offer to holders of Equity Securities by a Person other than an Investor Party or any other Person acting on behalf of, or who is part of a 13D Group with, any Investor Party, which offer is (a) reasonably capable of being completed, taking into account all financial, legal, regulatory and other aspects of such offer and (b) has not expired or been withdrawn.

“Transfer” has the meaning assigned to such term in Section 5.01(a).

 “Underwriter” means a securities dealer who purchases any Registrable Securities as a principal in connection with a distribution of such Registrable Securities and not as part of such dealer’s market-making activities.

“VLCC” has the meaning assigned to such term in the recitals above.

“Voting Power” means the ability to vote or to control, directly or indirectly, by proxy or otherwise, the vote of any Voting Stock at the time such determination is made; provided, however, that the agreements of the Investor Parties to confer voting rights on the Company in this Agreement shall be disregarded for purposes of this definition and a Person will not be deemed to have Voting Power as a result of an agreement, arrangement or standing to vote such Voting Stock if such agreement, arrangement or standing (a) arises solely from a revocable proxy or consent given in response to a public proxy or consent solicitation and (b) is not also then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report).

“Voting Stock” means capital stock of the Company having the right to vote generally in any election of Directors.

ARTICLE II

Corporate Governance

SECTION 2.01.  Investor Board Representation.  The composition of the Board shall at all times consist of no more than four Directors plus such additional number of Directors as the Investor shall have then designated or nominated, as applicable, in accordance with the following clauses (a) through (d):

(a)  On the Initial Closing Date, the Company shall cause the size of the Board to be increased by one Director, and at the Investor’s election, either (x) Carsten Mortensen or (y) one individual, who shall be a Non-U.S. Person and shall be designated by the Investor at least ten Business Days prior to the Initial Closing Date, shall be appointed to the Board as a Class III Director with a term expiring at the Company’s 2018 annual meeting of shareholders.

(b)  By January 2, 2018, the Company shall cause the size of the Board to be increased by one Director, and one individual, who shall be a Non-U.S. Person and shall be designated by the Investor at least ten Business Days prior to such date, to be appointed to the Board as a Class I Director with a term expiring at the Company’s 2019 annual meeting of shareholders.

(c)  In the event that the Requisite Shareholder Approval is not obtained by October 31, 2017, by November 15, 2017, the Company shall have taken all necessary action to create one additional vacancy on the Board (such action may include expanding the size of the Board) and to cause one individual (in addition to the designees appointed pursuant to Section 2.01(a) or (b)), who shall be a Non-U.S. Person, to be designated by Investor prior to October 31, 2017, to be appointed to the Board (the individual so designated and appointed pursuant to this Section 2.01(c), an “Additional Investor Director”).  Subject to the other provisions of this Section 2.01, the Additional Investor Director appointed pursuant to this Section 2.01(c) shall remain in office until the receipt of the Requisite Shareholder Approval.

(d)  Except as otherwise provided herein, from and after the Initial Closing Date, the Directors shall be nominated as follows (it being understood that such nomination shall include any nomination of any incumbent Director for reelection to the Board):

(i)  for so long as both the Acquired Share Percentage is equal to or greater than 40% and the Investor Percentage Interest is equal to or greater than 10%, the Investor shall have the right to designate for nomination by the Board one individual, who shall be a Non-U.S. Person, for election at each of the Company’s meetings of shareholders at which the Class III Directors are elected, and such individual shall be nominated for such election to the Board as a Class III Director by the Board;

(ii)  for so long as both the Acquired Share Percentage is equal to or greater than 75% and the Investor Percentage Interest is equal to or greater than 10%, the Investor shall have, in addition to the nomination right set forth in the immediately preceding clause (i), the right to designate for nomination by the Board a second individual, who shall be a Non-U.S. Person, for election at each of the Company’s meetings of shareholders at which Class I Directors are elected, and such individual shall be nominated for such election to the Board as Class I Directors by the Board;

(iii)  following November 15, 2017 and prior to the Standstill Expiration Date, if the Requisite Shareholder Approval has not been received prior to the meeting of the Board the agenda for which includes nominating a slate of Directors, without modifying or otherwise affecting the immediately preceding clauses (i) and (ii), the Investor shall have the right to designate for nomination by the Board another individual, who shall be a Non-U.S. Person, for election at each of the Company’s meetings of shareholders at which the directors in the class joined by the Additional Investor Director are elected, and such individual shall be nominated for such election to the Board as a director of such class by the Board; provided that, if the Requisite Shareholder Approval shall have been received, then the Investor shall immediately lose its right to designate nominees pursuant to this clause (iii); and

(iv)  the Board shall nominate for election the remaining Directors that the Investor is not entitled to nominate pursuant to clauses (i), (ii) and (iii) based on the recommendations of the Nominating Committee.

The Investor shall notify the Company of any proposed nominee in writing no later than the latest date on which shareholders of the Company may make nominations to the Board for the applicable election in accordance with the Bylaws, together with all information concerning such nominee required to be delivered to the Company by the Bylaws and such other information reasonably requested by the Company.

(e)  Observer Rights. If any Investor Director is not reelected at the applicable meeting of shareholders to which he or she stands for election and provided Investor is otherwise entitled to nominate such Investor Director, then the Investor shall be entitled to appoint a designee to attend meetings of the Board as a non-voting observer (the “Investor Observer”) in lieu of such Investor Director, subject to compliance with the applicable rules of the NYSE.

(f)  During the time periods specified in Section 2.01(d)(i) through (iii), the Investor and the Board, respectively, shall have the right to designate any replacement for a Director designated for nomination or nominated, as the case may be, in accordance with this Section 2.01 by the Investor or the Board, respectively, upon the death, resignation, retirement, disqualification or removal from office of such Director; provided that, in the case of the Investor, any such replacement shall be a Non-U.S. Person.  The Board shall elect each Person so designated.

(g)  Without limiting the generality of Section 2.01(d), if the number of Investor Directors, or nominees therfor, exceeds the number that the Investor has the right to designate pursuant to Section 2.01(a), (b) and (c), the Investor shall promptly take all appropriate action to cause that number of Investor Directors as is required to make the remaining number of such Investor Directors conform to this Section 2.01 to immediately resign or step down as nominee without conditions.

(h)  In the event that the Nominating Committee or the Board relies on Section 2.07 to exclude an Investor Director nominee from management’s slate of nominees (or otherwise take adverse action with respect to any such Investor Director nominee, including failing to recommend the election of such Investor Director nominee), the Nominating Committee and the Board shall afford the Investor a reasonable opportunity to select a replacement Investor Director nominee for inclusion, subject to Section 2.06, on management’s slate of nominees.

(i)  The Board may create and maintain customary committees, including an executive committee, an audit committee, a nomination committee and a compensation committee; provided, that the Board will not establish any committees or otherwise delegate any authority of the Board without the consent by a simple majority of the Directors at a meeting of the Board. Except for any special committee formed solely for the purpose of considering an interested transaction under Section 2.06, each committee of the Board, if any, shall include at least one Investor Director and shall otherwise consist of a number of Investor Directors based on the proportion of the number of Investor Directors that are members of the Board relative to the total number  of Directors (rounded up to the next whole number of Directors) that are members of the Board; provided that the number of Investor Directors on any committee shall at all times represent less than half of the total number of Directors on such committee; provided, further, that each such committee shall consist of at least three members.  The Investor Observer, if any, shall be entitled to observe committee meetings.

SECTION 2.02.  Voting.

(a)  Agreement to Vote.  Until the Standstill Expiration Date, in connection with any proposal submitted for the approval of the Company’s shareholders (including at any annual or special meeting or in connection with any other action, including the execution of written consents), the Investor shall, and shall cause each Investor Party to (x) cause all of the shares of the Company’s Voting Stock beneficially owned by them to be present or represented by proxy at all Company shareholder meetings for purposes of establishing a quorum, and (y) (i) other than any Excess Shares (for greater certainty, Excess Shares shall not be subject to this Section 2.02(a)(y)(i) and the applicable Investor Party may vote Excess Shares in its sole discretion), for any proposal related to the election or removal of Directors, vote all such shares of Voting

Stock in favor of any nominee or Director selected in accordance with Section 2.01 and against the removal of any nominee or Director selected in accordance with Section 2.01 and (ii) vote all such shares of Voting Stock in favor of the Requisite Shareholder Approval (provided that, if the Requisite Shareholder Approval is not obtained by the Standstill Expiration Date, the obligation of the Investor set forth in this Section 2.02(a)(y)(ii) shall extend until the termination of this Agreement in accordance with Section 7.04(a)).

(b)  The Investor agrees that it will take all action as a shareholder of the Company, or as is otherwise reasonably within its control, as necessary to effect the provisions of this Agreement.

SECTION 2.03.  Approval Required for Certain Actions.  The approval of the Investor, as shareholder, such approval, if given, not to be unreasonably delayed, shall be required for the Company or any of its subsidiaries to do or effect any of the following prior to the latest of (x) the Final Closing Date and (y) the date on which the Investor Percentage Interest ceases to be at least 25% (in addition to any other Board or shareholder approval required by any law, rule or regulation or the constituent documents of the Company and its subsidiaries):

(a)  the entry by the Company or any of its subsidiaries into any Discriminatory Transaction;

(b)  until the Fall Away Date, (i) any consolidation or merger of the Company with or into any other entity, or the consolidation or merger of any other entity with or into the Company or any of its subsidiaries, in each case under this clause (i) that would result in a change of control of the Company, or (ii) any liquidation, dissolution or winding-up of the business and affairs of the Company, or the sale of all or substantially all of the Company and its subsidiaries’ consolidated property or business or other assets, taken as a whole, or the sale of all or substantially all of the stock of the Company, taken as a whole (collectively, a “Sale”), where such Sale does not result in the holders of the Common Stock receiving in such Sale for each share of Common Stock held by them at least an amount (in cash, securities or a combination thereof) equal to the product of (x) $5.37 and (y) the sum of (A) 100% plus (B) the product of (1) 10% and (2) the number of anniversaries of the Initial Closing Date that have occurred on or prior to the closing of such Sale;

(c)  conducting or engaging in any business in any material respect other than the business in which the Company and its subsidiaries are engaged as of the date hereof and any business reasonably related or complementary thereto;

(d)  except as provided for in this Agreement, increasing or decreasing the total number of Directors constituting the Board

(e)  issuing any voting preferred Equity Securities (other than convertible preferred Equity Securities that have no more Voting Power than the Common Stock into which they are convertible); or

(f)  entering into an agreement for, or committing to agree to take, or consenting to, any of the foregoing actions.

SECTION 2.04.  Corporate Opportunity.  Notwithstanding anything contained herein or in any other Transaction Document, except for any Renounced Business Opportunity, the Investor, any of its affiliates and any of their respective directors, officers and employees, including any Investor Directors, may freely offer to any other Person or effect on behalf of itself or any other Person any other investment or business opportunity or prospective economic advantage, including those competitive with the business of the Company, or other transactions in which the Company, its subsidiaries, any Director or any other shareholder may have an interest or expectancy, including as a result of any fiduciary duties applicable to such Investor Directors (“Investor Transactions”), in each case without any prior Company, Board or shareholder notification or approval; provided that if the board of directors or senior management of the Investor has actual knowledge that the Company is considering the same Investor Transaction, the Investor will promptly notify the Company of its interest in such Investor Transaction and cause each Investor Director and Investor Observer to recuse himself from all Board discussions and activities relating to such Investor Transaction.  Without limiting the generality of the foregoing, the Company agrees and acknowledges that Investor and its affiliates may have both passive and non-passive interests in Persons deemed competitors of the Company, and that the provisions of the immediately proceeding sentence shall be applicable to such competitors, their respective affiliates and any of their respective directors, officers and employees in respect thereof.  For purposes of this Agreement, “Renounced Business Opportunity” means an Investor Transaction that (A)(i) is presented to an Investor Director or an Investor Observer in such Person’s capacity as a Director or board observer (whether at a meeting of the Board or otherwise) and with respect to which the Investor has not independently received notice or is otherwise not previously aware or (ii) is identified by Investor solely through disclosure of information by or on behalf of the Company to the Investor and (B) if identified or initiated by any Person other than the Investor, was identified or initiated by such Person independently of being so presented or identified as contemplated in the preceding clause (A).  The Company agrees that for purposes of the immediately preceding sentence, the determination as to whether an Investor Director or an Investor Observer has been presented with such Investor Transaction in such Person’s capacity as a Director or board observer or solely through disclosure of information by or on behalf of the Company, or whether such Investor Transaction was identified or initiated by such Person independently of such presentation or identification, shall, in each case, be made reasonably and in good faith by Investor, and any such determination made reasonably and in good faith shall be binding for purposes hereof.

                                SECTION 2.05.  Articles of Incorporation and Bylaws.  The Board shall take or cause to be taken all lawful action necessary to ensure at all times that the Company’s Articles of Incorporation and Bylaws are not at any time inconsistent in any material respect with the provisions of this Agreement.  If the Investor Percentage Interest is equal to or greater than 10%, the Company shall not, (i) amend the Company’s Articles of Incorporation or Bylaws in a manner that disproportionally and adversely affects the Investor or, prior to the Investor Exchange Date, the holders of Preferred Stock vis-à-vis the other holders of Equity Securities or other capital stock of the Company or (ii) prior to the Investor Exchange Date, amend the Certificate of Designation, in each case, without the prior written consent of the Investor.

SECTION 2.06.  Interested Transactions.  The approval by a majority of the Other Directors shall be required (in addition to any other Board or shareholder approval required by any law, rule or regulation) for the Company or any of its subsidiaries to enter into or effect, or agree to enter into or effect, any material contract or transaction (other than this Agreement, the Acquisition Agreement and the transactions contemplated hereby or thereby) between or involving the Company or any of its subsidiaries, on the one hand, and any Investor Party, on the other hand, the terms of which are not governed by a pre-existing agreement to which the Company or any of its subsidiaries is a party or a provision of the Company’s Articles of Incorporation or Bylaws.

SECTION 2.07.  Fiduciary Duties.

(a)  Nothing in Section 2.01 or 6.01 shall be deemed to require the Board or any committee or member thereof to take any action or refrain from taking any action, or result in a breach of Sections 2.01 or 6.01 by reason of such action or failure to act, if the Board, such committee or Director determines in good faith (after consideration of advice to such effect of outside legal counsel) that refraining from taking such action or failing to take such action, as the case may be, would cause a violation of his or her fiduciary duties to shareholders, including the Investor and its affiliates, under applicable Law.

(b)  The Board shall owe the same fiduciary duties to each Investor Party, to the extent such Investor Party is a holder of Voting Stock, as it owes to the other holders of Common Stock.

SECTION 2.08.  Change in Law.  In the event any Law comes into force or effect (including by amendment) which conflicts with the terms and conditions of this Agreement, the parties shall negotiate in good faith to revise the Agreement to achieve the parties’ intention set forth herein.

ARTICLE III

Registration Rights

SECTION 3.01.  Registration.  (a)  At any time and from time to time following the Final Closing Date, the Company agrees that upon the written request of the Investor (a “Request”), it will as promptly as reasonably practical prepare and file a registration statement under the Securities Act pursuant to Rule 415 under the Securities Act (a “Registration Statement”) covering any Registrable Securities; provided, however, that (i) the Company shall not be obligated to effect more than one Request in any 180-day period and (ii) the Registrable Securities of the Investor (and any of its permitted transferees holding Registrable Securities pursuant to Section 5.01) for which a Request has been made shall have a value (based on the average closing price per share of Common Stock for the ten trading days preceding the delivery of the Request) of not less than $5,000,000.  Each such Request shall specify the number of shares of Registrable Securities proposed to be offered for sale and shall also specify the intended method of distribution thereof; provided, however, that the Investor may change such number if such change shall not materially adversely affect the timing or success of the offering, so long as such change does not result in less than $5,000,000 of Registrable Securities being included in the Registration Statement.

(b)  The Company agrees to use commercially reasonable efforts (i) to cause any Registration Statement to be declared effective as promptly as reasonably practicable after the filing thereof and (ii) to keep such Registration Statement effective until such time as all Registrable Securities thereunder have been sold pursuant thereto, including if necessary, by filing with the SEC a post-effective amendment or a supplement to the Registration Statement or the related prospectus or any document incorporated therein by reference or by filing any other required document or otherwise supplementing or amending the Registration Statement, if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Registration Statement or by the Securities Act, the Exchange Act, any state securities or blue sky Laws, or any rules and regulations thereunder.

(c)   The Company further agrees to supplement or make amendments to the Registration Statement as may be necessary to keep such Registration Statement effective for the period set forth in clause (ii) above. Upon the expiration of the time period set forth in clause (ii) above, a Request with respect to a Demand Registration Statement shall count as a completed Request for purposes of determining when future Requests can be requested pursuant to this Section 3.01, subject to paragraph (e) below.

(d)  In the event an offering of shares of Registrable Securities involves one or more Underwriters, the Investor shall select the lead Underwriter and any additional Underwriters in connection with the offering from a list of nationally-

recognized investment banks reasonably agreed to between the Company and the Investor.

(e)  Notwithstanding the foregoing provisions of this Section 3.01, the Investor may not make a Request within the 90-day period after a Registration Statement for Common Stock has been filed by the Company (for its own account or for any other security holders) with and declared effective by the SEC, unless such Registration Statement has been withdrawn; provided, however, the forgoing limitation will not apply if the Investor was not given the opportunity, in accordance with Section 3.02, to include its Registrable Securities in the Registration Statement described in this Section 3.01(d).

(f)  Any Investor Party holding Registrable Securities included in a Registration Statement shall be permitted to remove all or any part of the Registrable Securities held by it from any Registration Statement at any time prior to the effective date of the Registration Statement covering such Registrable Securities; provided, however, that such Request shall nonetheless count as a Request for purposes of determining when future Requests can be requested pursuant to this Section 3.01, unless the Investor reimburses the Company for all registration expenses incurred by the Company in connection with such withdrawn Request.

SECTION 3.02.  Piggyback Registration.  If the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of Common Stock for (a) the Company’s own account (other than a Registration Statement on Form F-4 or S-8 (or any substitute form that may be adopted by the SEC)) or (b) the account of any of its holders of Common Stock pursuant to a demand registration requested by such holders, then the Company shall give written notice of such proposed filing to the Investor as soon as practicable (but in no event less than twenty days before the anticipated filing date), and such notice shall offer the Investor (and any of its permitted transferees holding Registrable Securities pursuant to Section 5.01) the opportunity to register such number of shares of Registrable Securities as the Investor and its affiliates may request on the same terms and conditions as the Company’s or such holder’s Common Stock (a “Piggyback Registration”).  The Company shall control the determination of the form of any offering contemplated by this Section 3.02, including whether any such offering shall be in the form of an underwritten offering and, if any such offering is in the form of an underwritten offering, the Company shall select the lead Underwriter and any additional Underwriters in connection with such offering.

SECTION 3.03.  Reduction of Offering.  Notwithstanding anything contained herein, if the lead Underwriter of an underwritten offering described in Section 3.01 or Section 3.02 delivers a written opinion to the Company that the number of shares of Common Stock (including all Registrable Securities) that the Investor (and its permitted transferees), the Company and any other Persons intend to include in any Registration Statement is such that the success of any such offering would be materially and adversely affected, including the price at which the securities can be sold, then the number of shares of Common Stock to be included in the Registration Statement for the account of the Investor (and its permitted transferees) and the Company and any other Persons shall be reduced pro rata to the extent necessary to reduce the total amount of securities to be included in any such Registration Statement to the amount recommended by such lead Underwriter; provided, however, that (a) priority in the case of a Request pursuant to Section 3.01 shall be (i) first, the Registrable Securities requested to be included in the Registration Statement for the account of the Investor and its permitted transferees, allocated among them as determined by the Investor so that the total number of Registrable Securities to be included in any such offering for the account of all such Persons will not exceed the number recommended by such lead Underwriter, (ii) second, securities initially proposed to be offered by the Company for its own account and (iii) third, pro rata among any other securities of the Company requested to be registered by the holders thereof pursuant to a contractual right of registration so that the total number of Registrable Securities to be included in any such offering for the account of all such Persons will not exceed the number recommended by such lead Underwriter, (b) priority in the case of a Piggyback Registration initiated by the Company for its own account pursuant to Section 3.02 shall be (i) first, securities initially proposed to be offered by the Company for its own account, (ii) second, the Registrable Securities requested to be included in the Registration Statement for the account of the Investor and its permitted transferees, allocated among them as determined by the Investor so that the total number of Registrable Securities to be included in any such offering for the account of all such Persons will not exceed the number recommended by such lead Underwriter, and (iii) third, pro rata among any other securities of the Company requested to be registered pursuant to a contractual right of registration and (c) priority with respect to inclusion of securities in a Registration Statement initiated by the Company for the account of holders other than any Investor Party pursuant to demand registration rights afforded such holders shall be (i) first, securities offered for the account of such holders so that the total number of Registrable Securities to be included in any such offering for the account of all such Persons will not exceed the number recommended by such lead Underwriter, (ii) second, securities offered by the Company for its own account, (iii) third, the Registrable Securities offered for the account of the Investor and its permitted transferees and (iv) fourth, pro rata among any other securities of the Company requested to be registered pursuant to a contractual right of registration.

SECTION 3.04.  Registration Procedures. Subject to the provisions of Section 3.01 hereof, in connection with the registration of the sale of Registrable Securities hereunder, the Company will as promptly as reasonably practicable:

(a)  furnish to the Investor, if requested, prior to the filing of a Registration Statement, copies of such Registration Statement as is proposed to be filed, and thereafter such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such Registration Statement (including each preliminary prospectus), any and all transmittal letters or other correspondence with the SEC relating to the Registration Statement and such other documents as the Investor may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities;

(b)  notify the Investor, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such Registration Statement or amendment contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(c)  enter into customary agreements (including an underwriting agreement in customary form that is reasonably satisfactory to the Company) and use commercially reasonable efforts to take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities;

(d)  make available for inspection by the Investor, any Underwriter participating in any disposition pursuant to such Registration Statement, and any attorney for the Investor and the Underwriter and any accountant or other agent retained by the Investor or any such Underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”) as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the officers, directors and employees of the Company and its subsidiaries to supply all information reasonably requested by any such Inspector in connection with such Registration Statement; provided, however, that (i) Records and information obtained hereunder shall be used by such Inspector only to exercise their due diligence responsibility, (ii) Records or information that the Company determines, in good faith, to be confidential shall not be disclosed by the Inspectors unless (x) the disclosure of such Records or information is necessary to avoid or correct a material misstatement or omission in the Registration Statement or (y) the release of such Records or information is ordered pursuant to a subpoena or other order from a court or governmental authority of competent jurisdiction and (iii) the Company may require, as a condition to the provision to any Inspector of any Records, that such Inspector execute and deliver to the Company a written agreement, in form and substance reasonably satisfactory to the Company, pursuant to which such Inspector agrees to the confidential treatment of such Records;

(e)  use commercially reasonable efforts to obtain and deliver to the Underwriters and the Investor a comfort letter from the independent public accountants for the Company in customary form and covering such matters of the type customarily covered by comfort letters as such Underwriters and the Investor may reasonably request;

(f)  use commercially reasonable efforts to obtain and deliver to the Underwriters and the Investor a 10b-5 statement and legal opinions from the Company’s counsel in customary form and covering such matters as customarily covered by 10b-5 statements and legal opinions as such Underwriters and the Investor may reasonably request;

(g)  otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC, and make generally available to its security holders, within the required time period, an earnings statement covering a period of twelve months, beginning with the first fiscal quarter after the effective date of the Registration Statement (as the term “effective date” is defined in Rule 158(c) under the Securities Act), which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder or any successor provisions thereto; and

(h)  use commercially reasonable efforts to cause all Registrable Securities to be listed or quoted on the exchange or automated quotation system on which similar securities issued by the Company are listed or quoted.

SECTION 3.05.  Conditions to Offerings.  The obligations of the Company to take the actions contemplated by Sections 3.01, 3.02 and 3.04 with respect to an offering of Registrable Securities shall be subject to the following conditions:

(a)  the Investor Parties shall conform to all applicable requirements of the Securities Act and the Exchange Act with respect to the offering and sale of securities;

(b)  the Investor shall advise each Underwriter through which any of the Registrable Securities are offered that the Registrable Securities are part of a distribution that is subject to the prospectus delivery requirements of the Securities Act;

(c)  the Company may require the Investor to furnish to the Company such information regarding the Investor or the distribution of the Registrable Securities as the Company may from time to time reasonably request in writing, in each case only as required by the Securities Act or the rules and regulations thereunder or under state securities or blue sky laws; and

(d)  in any underwritten offering pursuant to Section 3.01 or Section 3.02 hereof, any Investor Party including Registrable Securities in a Registration Statement, together with the Company, shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such underwriting, as well as such other documents customary in similar offerings, including custody agreements, powers of attorney and indemnification provisions relating to information provided in writing by an Investor Party.

Any Investor Party holding Registrable Securities agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.04(b) hereof or a condition described in Section 3.06 hereof, all Investor Parties will forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering the sale of such shares of Registrable Securities until the Investor’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 3.04(b) hereof or notice from the Company of the termination of the Deferral Period and, if so directed by the Company, will promptly deliver to the Company all copies (other than any permanent file copies then in the Investor’s possession) of the most recent prospectus covering such Registrable Securities that was current at the time of receipt of such notice.

SECTION 3.06.  Deferral Period.  The Company’s obligations pursuant to Sections 3.01 and 3.02 hereof shall be suspended if compliance with such obligations would (a) violate applicable Law or (b) require the Company to disclose a material financing, acquisition or other corporate development, and the proper officers of the Company have determined, in the good faith exercise of their reasonable business judgment, that such disclosure is not in the best interests of the Company; provided, however, that any such suspension shall not exceed 60 consecutive days and all such suspensions shall not exceed 120 days in any twelve-month period (the “Deferral Period”).  The Company shall promptly give the Investor written notice of any such suspension containing the approximate length of the anticipated delay, and the Company shall notify  the Investor upon the termination of the Deferral Period.

SECTION 3.07.  Registration Expenses.  All fees and expenses incident to the Company’s performance of or compliance with the registration obligations of this Article III, including all fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for any Underwriters in connection with blue sky qualifications of the Registrable Securities), printing expenses, messenger and delivery expenses of the Company, any registration or filing fees payable under any Federal or state securities or blue sky laws, the fees and expenses incurred in connection with any listing or quoting of the securities to be registered on any national securities exchange or automated quotation system, fees and disbursements of counsel for the Company and its independent certified public accountants (including the expenses of any comfort letters required by or incident to such performance) and the fees and expenses of other Persons retained by the Company, will be borne by the Company.  Any Investor Party or any other Person registering Registrable Securities will bear and pay any underwriting and placement discounts and commissions, agency and placement fees and brokers’ commissions applicable to securities offered for its or its affiliates’ account and transfer taxes, if any, relating to the sale or disposition of such securities. The Company shall pay the reasonable legal fees and expenses of counsel to the Investor Parties, not to exceed $50,000 in the aggregate per annum, in connection with the registration of their Registrable Securities.

SECTION 3.08.  Indemnification.  (a)  In connection with any registration of Registrable Securities pursuant to Section 3.01 or 3.02 hereof, the Company agrees to indemnify, defend and hold harmless the Investor, its partners, directors, members, officers and employees, and any Person who controls the Investor within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing Persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Investor or any such Person may incur under the Securities Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of material fact contained in any Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), prospectus or preliminary prospectus contained therein, or arises out of or is based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the light of the circumstances under which they were made) not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with, information concerning the Investor, its partners, directors, members, officers or controlling Persons furnished in writing by or on behalf of the Investor to the Company expressly for use in, the Registration Statement, prospectus or preliminary prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement, prospectus or preliminary prospectus in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement, prospectus or preliminary prospectus or was necessary to make such information not misleading.  Notwithstanding the forgoing, with respect to any untrue statement or omission of material fact made in any prospectus or preliminary prospectus, the provisions of this Section 3.08 shall not inure to the benefit of any Investor Party or any other holder of Registrable Securities from whom the Person asserting any such loss, claim, damages, liabilities or expenses purchased the Registrable Securities to the extent that it shall be established that (i) any such loss, claim, damages, liabilities or expenses of such Person arises primarily from the fact that any Investor Party sold Registrable Securities to such a Person, (ii) there was not sent or given a copy of the final prospectus (as amended or supplemented) at or prior to the written confirmation of such sale and (iii) the final prospectus (as amended or supplemented) would have corrected any such untrue statement or omission of a material fact.

(b)  In connection with any Registration Statement, the Investor Parties holding Registrable Securities will furnish to the Company in writing such information and affidavits with respect to the Investor Parties holding Registrable Securities as the Company reasonably requests, including information relating to the Investor Parties for use in connection with any such Registration Statement, prospectus or preliminary prospectus and agrees to indemnify, defend and hold harmless the Company, its directors, officers and employees and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to the Investor, but only in connection with information relating to the Investor or such other holders of Registrable Securities, as the case may be, furnished to the Company in writing by or on behalf of the Investor expressly for use in the Registration Statement, the prospectus, any amendment or supplement thereto, or any preliminary prospectus.

(c)  If any action, suit or proceeding (each, a “Proceeding”) is brought against a Person (an “Indemnified Party”) in respect of which indemnity may be sought against the Company or the Investor (as applicable, the “Indemnifying Party”) pursuant to subsection (a) or (b) of this Section 3.08, such Indemnified Party shall notify the Indemnifying Party in writing, and in reasonable detail to the extent known, of the Proceeding promptly after receipt by such Indemnified Party of notice of the Proceeding, and shall deliver to the Indemnifying Party, promptly after the Indemnified Party’s receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to the Proceeding; provided, however, that the failure to provide such notice or such documents shall not release the Indemnifying Party from any of its obligations under this Agreement except to the extent that the Indemnifying Party is prejudiced by such failure.  In case any such Proceeding shall be brought against any Indemnified Party, the Indemnifying Party shall be entitled to participate therein and, to the extent that it shall wish, in its sole discretion, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party and, after notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense thereof, (x) the Indemnified Party shall fully cooperate with the Indemnifying Party in connection therewith (such cooperation to include the retention and (upon the Indemnifying Party’s request) the provision to the Indemnifying Party of records and information that are reasonably relevant to such Proceeding, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder) and (y) the Indemnifying Party shall not be liable to such Indemnified Party for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such Indemnified Party, in connection with the defense thereof.  For the avoidance of doubt, the Indemnified Party may take any actions reasonably necessary to defend such Proceeding prior to the time that it receives a notice from the Indemnifying Party as contemplated by the immediately preceding sentence.  If the Indemnifying Party elects not to assume the defense of such Proceeding, it is understood that the Indemnifying Party shall not, in connection with any one such Proceeding or separate but substantially similar or related Proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to one separate firm of local attorneys in each such jurisdiction) at any time for such Indemnified Party.  In the event the Indemnified Party assumes the defense of the Proceeding, the Indemnified Party shall keep the Indemnifying Party reasonably informed of the progress of any such Proceeding.  The Indemnifying Party shall not be liable for any settlement of a Proceeding that an Indemnified Party may effect without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed.  The Indemnifying Party shall not, without the written consent of the Indemnified Party, effect any settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened Proceeding in respect of which indemnification or contribution may be sought hereunder unless such settlement, compromise or judgment (i) includes an unconditional release of such Indemnified Party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of an Indemnified Party.  The Indemnifying Party shall pay or cause to be paid all amounts arising out of any settlement or judgment to which it consented in accordance with the terms of such settlement or judgment.

SECTION 3.09.  Rule 144.  For so long as the Company is subject to the requirements of Section 13, 14 or 15(d) of the Securities Act, the Company agrees that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder and it will take such further action as the Investor reasonably may request, all to the extent required from time to time to enable the Investor Parties to sell Registrable Securities within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC.  Upon the request of the Investor, the Company will deliver to the Investor a written statement as to whether it has complied with such requirements.

SECTION 3.10.  Lockup.  If and to the extent requested by the managing Underwriters of an underwritten public offering of Equity Securities, the Company and the Investor agree not to effect, and to cause their respective affiliates not to effect, except as part of such registration, any offer, sale, pledge, hedging transaction, transfer or other distribution or disposition or any agreement with respect to the foregoing, of the issue being registered or of a similar security of the Company, or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144, during the seven-day period prior to and during such period that the lead Underwriter may reasonably request, no greater than 90 days, beginning on the effective date of such registration.

SECTION 3.11.  Marketing Cooperation.  Following the Investor Exchange Date, at the request of the Investor, the Company shall use commercially reasonable efforts to make available its executive officers to cooperate with one customary marketed road show to assist the Investor in an offering of its Registrable Securities hereunder, with timing, payment of expenses and the other terms of such cooperation to be mutually agreed by the Company and the Investor; provided, however, that the aggregate number of days of “road show” presentations in connection with an offering of Registrable Securities for each Request shall not exceed four Business Days (excluding any applicable travel time).

SECTION 3.12.  Termination of Registration Rights.  The registration rights contained in this Article III shall terminate on the date on which all shares of Common Stock subject to this Agreement (including any Common Stock issuable upon conversion of Preferred Stock) cease to be Registrable Securities.  Notwithstanding the forgoing, the registration rights contained in this Article III shall terminate in any event with respect to any Investor Party or any other holder of Registrable Securities when any such holder no longer owns any Registrable Securities.  In addition, even if the registration rights contained in this Article III are no longer in effect, in the event that an Investor Party intends to dispose of a significant number of Common Shares and such disposition could reasonably be expected to have an adverse impact on the trading price of shares of Common Stock or otherwise have an adverse impact on the market for Common Stock, the Company and the Investor Parties shall cooperate in connection with such disposition and shall take commercially reasonable efforts to mitigate the adverse effects of any such disposition; provided, however, that nothing in this sentence shall be deemed to restrict an Investor Party in connection with the sale of any Common Stock (including the size or timing of such disposition).

ARTICLE IV

Limitations on Purchases of
Equity Securities and Other Actions

SECTION 4.01.  Purchases of Equity Securities.  Subject to the exceptions set forth in Section 4.03, during the Standstill Period, the Investor Parties shall not, directly or indirectly, acquire, agree to acquire or make a proposal to acquire beneficial ownership of any shares of Equity Securities.  Equity Securities acquired pursuant to this Article IV shall be subject to all the terms, covenants and conditions of this Agreement.

SECTION 4.02.  Additional Limitations.  Subject to the exceptions set forth in Section 4.03, during the Standstill Period, the Investor Parties shall not:

(a)  seek, make, make any public announcement with respect to or take any action to solicit, initiate or encourage any offer or proposal for, or any indication of interest in, any (i) merger, consolidation, tender, exchange offer or other business combination involving the Company or any of its Subsidiaries, or any equity interest therein, (ii) sale or purchase of a substantial portion of the assets of the Company or any of its Subsidiaries, (iii) dissolution, liquidation, restructuring, recapitalization of, or similar transaction involving, the Company or any of its subsidiaries or (iv) acquisition of any equity interest in the Company or any of its subsidiaries;

(b)  “solicit”, or become a “participant” in any “solicitation” of, any “proxy” (as such terms are defined in Regulation 14A under the Exchange Act) from any holder of Voting Stock in connection with any vote on any matter (whether or not relating to the election or removal of Directors), or agree or announce its intention to vote with any Person undertaking a “solicitation”;

(c)  form, join or in any way participate in a 13D Group with respect to any Voting Stock (other than a 13D Group composed of one or more Investor Parties);

(d)  grant any proxies with respect to any Voting Stock to any Person (other than the Company or as recommended by the Board) or deposit any Voting Stock in a voting trust or enter into any other arrangement or agreement with respect to the voting thereof;

(e)  seek, alone or in concert with other Persons, additional representation on the Board or seek the removal of any member of the Board that is not an Investor Director or a change in the composition or size of the Board that is inconsistent with this Agreement;

(f)  call, request the calling of, or otherwise seek or assist in the calling of a special meeting of the shareholders of the Company;

(g)  enter into any arrangements, understandings or agreements (whether written or oral) with, or advise, finance or assist any other Persons in connection with any of the foregoing, or disclose any intention, plan or arrangement prohibited by, or inconsistent with, the foregoing, or make or take any action that would reasonably be expected to cause the Company to make a public announcement regarding any intention of any Investor Party to take an action that would be prohibited by, or inconsistent with, the foregoing; or

(h)  request, propose or otherwise seek any amendment or waiver of or release from, or otherwise act to contest the validity of, the restrictions set forth in the provisions of Article IV; provided, that nothing in this Agreement shall be deemed to restrict what any Investor Director may say or discuss at any meeting of the Board.

SECTION 4.03.  Standstill Exceptions.  Notwithstanding Sections 4.01 and 4.02, during the Standstill Period, the Investor Parties:

(a)  may acquire the Acquired Shares pursuant to the Acquisition Agreement;

(b)  may acquire in any matter (including through market or block purchases) beneficial ownership of additional Equity Securities if, after giving effect to any such acquisition, the Investor Percentage Interest would not exceed 45%;

(c)  after the earliest of (A) the Standstill Expiration Date, (B) the date that is 18 months following the date of this Agreement if the Investor Percentage Interest of the Investor Parties in such case on such date represents less than 35% of the issued and outstanding Common Stock and (C) the fifth anniversary of the date of this Agreement (the earliest of (A), (B), and (C), the “Fall Away Date”), and in any case, following a period of review, consultation and good faith negotiation with the Board (or a special committee thereof that does not include any Investor Directors) of not less than 45 days, shall have the right to make a Non-Coercive Offer;

(d)  shall have the right, if the Company becomes the subject of a Third Party Offer, in which case the Company shall promptly, and in any event within two Business Days, deliver written notice to the Investor to such effect, which notice shall to the extent known by the Company set forth the percentage of Voting Power or assets that the third party is seeking to acquire pursuant to the Third Party Offer, to make an Investor Counteroffer to the Board in response to such Third Party Offer. If the Company rejects any such Investor Counteroffer and enters into an agreement with a third party (other than the Investor Parties) with respect to a transaction that, if consummated, would result in a change of control of the Company, the Investor Parties may make and consummate a public proposal constituting an Investor Counteroffer (including by way of tender or exchange offer).  If the Company accepts any such Investor Counteroffer, the Investor Parties may acquire Equity Securities in accordance with the terms of such Investor Counteroffer. Notwithstanding the foregoing, an Investor Party’s right to make any Investor Counteroffer and to acquire additional Equity Securities pursuant to this clause (d) is subject to the condition that the Investor Directors recuse themselves from any and all consideration by the Board or any committee thereof of a Third Party Offer or an Investor Counteroffer; and

(e)  shall have the right to make requests to the Board to amend or waive any of the limitations set forth in Section 4.01 or 4.02, which the Other Directors, acting by majority, may accept or reject in their sole discretion; provided, however, that (i) any such request shall not be publicly disclosed by the Investor Parties and (ii) any such request shall be made in a manner that is not reasonably likely to require the public disclosure of such request by the Company.

SECTION 4.04.  Shareholder Rights Plans.  Until the Standstill Expiration Date, neither the Company, the Board nor any committee thereof shall, without the Investor’s prior written consent, extend, declare or enter into any shareholder rights plan, rights agreement or any other “poison pill”, “proxy put” or other antitakeover arrangement (collectively, a “Plan”), if such Plan would restrict the Investor Parties from engaging in any transaction, or taking any action, otherwise permitted pursuant to Section 4.03. Following the Standstill Expiration Date, until the Investor Percentage Interest ceases to be at least 10%, neither the Company, the Board nor any committee there of shall, without the Investor’s prior written consent, extend, declare or enter into any Plan that would restrict the Investor Parties from consummating, or that would otherwise be triggered by, a Non-Coercive Offer by any of the Investor Parties.

ARTICLE V

Transfer of Voting Stock

SECTION 5.01.  Limitation on Transfer of Voting Stock.  (a)  Subject to Section 5.01(b), the Investor may, at any time and from time to time in the case of Common Stock and from time to time after June 30, 2017, in the case of Preferred Stock, directly or indirectly sell, transfer, pledge, encumber, assign, loan or otherwise dispose (“Transfer”) of any portion or interest of any Equity Securities (including any Common Stock issued upon conversion of such Preferred Stock) without the consent of the Company; provided, however, that any transferee that is an affiliate of any Investor Party shall agree in writing for the benefit of the Company (in form and substance reasonably satisfactory to the Company) to be bound by the terms of this Agreement. Any purported Transfer that is not in accordance with the terms and conditions of this Section 5.01 shall be, to the fullest extent permitted by law, null and void ab initio, and, in addition to other rights and remedies at law and in equity, the Company shall be entitled to injunctive relief enjoining the prohibited action.

(b)  The Investor agrees that it shall not, and shall cause the Investor Parties not to, directly or indirectly, Transfer any shares of Voting Stock without the prior written consent of the Company (which consent may be given or withheld or made subject to such conditions as are determined by the Company in its sole discretion) to (i) any Person or 13D Group in an amount constituting 15% or more of the Voting Stock then outstanding or (ii) any Person or 13D Group that, immediately following such Transfer, and to the Investor’s knowledge, would beneficially own in the aggregate 15% or more of the Voting Stock then outstanding (it being agreed that the Investor’s knowledge shall be deemed to include all then-available SEC Reports filed by such Person or 13D Group); provided, that this Section 5.01(b) shall not restrict the Investor Parties from directly or indirectly selling, transferring or otherwise disposing of Equity Securities in connection with a tender offer or exchange offer for Equity Securities (provided, further, that the Board has not recommended to its shareholders that such tender offer or exchange offer be rejected).

SECTION 5.02.  Legend.  (a)  The Company may place appropriate legends on the shares of Voting Stock held by the Investor Parties setting forth the restrictions referred to in Section 5.01 and any restrictions appropriate for compliance with U.S. federal securities laws.  The Investor agrees with the Company that each share of Voting Stock held by the Investor shall be marked with a legend substantially in the form set forth below, as well as any additional legend imposed or required by applicable securities Laws:

THESE SECURITIES AND THE SECURITIES ISSUABLE UPON THE EXCHANGE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (WHICH TRANSACTION SHALL BE ACCOMPANIED BY AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND OTHER APPLICABLE LAWS) OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT RELATING TO SUCH SECURITIES UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES LAWS OF OTHER JURISDICTIONS.

THESE SECURITIES ARE SUBJECT TO RESTRICTIONS SET FORTH IN THE INVESTOR RIGHTS AGREEMENT DATED MARCH 23, 2017 BETWEEN DHT HOLDINGS, INC. AND BW GROUP LIMITED, AS AMENDED FROM TIME TO TIME.

(b)  The Company will promptly cause the transfer agent to remove the restrictive legend with respect to applicable shares of Voting Stock, upon request, in order to permit the Investor Parties to engage in sales, transfers and other dispositions that are not restricted hereunder or under U.S. federal securities laws.  Purported transfers of shares of Voting Stock that are not in compliance with this Article V shall be void.

ARTICLE VI

Agreements Relating to Requisite Shareholder Approval

SECTION 6.01.  Proxy Statement; Shareholders’ Meeting.  (a)  Until the Requisite Shareholder Approval is obtained, the Company agrees to use its reasonable best efforts to, in compliance with applicable Law, the Articles of Incorporation and Bylaws and the rules of the NYSE, seek the Requisite Shareholder Approval.  Without limiting the generality of the foregoing, if the Required Shareholder Approval is not obtained at the Shareholders Meeting (as defined in the Acquisition Agreement), the Company shall prepare and distribute a proxy statement soliciting the Requisite

Shareholder Approval to the Company’s shareholders in connection with each shareholder meeting following the date of this Agreement and, in the event that the Requisite Shareholder Approval is not obtained at any such shareholder meeting, the Company shall as promptly as practicable engage a proxy solicitation service provider (at its own expense) to assist in obtaining the Requisite Shareholder Approval and as promptly as practicable thereafter call a special meeting to request the Requisite Shareholder Approval.  Subject to Section 2.07, the Company shall include in each such proxy statement the recommendation of the Board that the shareholders grant the Requisite Shareholder Approval.  The Board shall continue to convene meetings of the shareholders of the Company on a basis no less frequent than two times per annum (including special meetings and the regularly scheduled annual meetings) for the purposes of obtaining, and, subject to Section 2.07, continue to recommend that the shareholders of the Company grant the Requisite Shareholder Approval until the receipt of the Requisite Shareholder Approval.

(b)  The Investor shall provide the Company such information as the Company may reasonably request in connection with the preparation and distribution of any proxy statement in connection with a shareholder meeting at which the Requisite Shareholder Approval will be sought, and shall promptly correct any information supplied by it for inclusion in any such proxy statement if and to the extent any such information previously provided shall, at that time, include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

ARTICLE VII

Miscellaneous

SECTION 7.01.  Notices.  All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given (a) on the date of delivery, if delivered personally or by electronic mail or facsimile, upon confirmation of receipt; (b) on the first Business Day following the date of dispatch if delivered express mail by a recognized overnight courier service; or (c) on the third Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid, to the parties to this Agreement at the following address or to such other address either party to this Agreement shall specify by notice given in accordance with this Section 7.01.

(a)  if to the Company, to

DHT Holdings, Inc.
2 Church Street
Hamilton HM 11
Bermuda
Fax: +1 (441) 298-7800

Attention:	Svein Moxnes Harfjeld (email: smh@dhtankers.com)
Trygve P. Munthe (email: tpm@dhtankers.com)

with a copy to:

DHT Management AS
Haakon VIIs GT. 1, 7th floor
POB 2039 Vika, 0125 Oslo
Norway
Fax: +47 23 11 50 81
Attention:	Svein Moxnes Harfjeld (email: smh@dhtankers.com)
Trygve P. Munthe (email: tpm@dhtankers.com)

with a copy to:

Cravath, Swaine & Moore LLP
825 Eighth Avenue
New York, NY 10019
Fax:  212-474-3700
 Phone:  212-474-1000
Attention:	Erik R. Tavzel (email: etavzel@cravath.com)
Ting S. Chen (email: tchen@cravath.com)

(b)  if to the Investor, to

BW Group Limi
10 Pasir Panjang Road
Mapletree Business City #18-01
Singapore 117438
Fax: +1 (65) 6337 2483
Attention:	Carsten Mortensen (email: cmo@bwmaritime.com)
Sebastien Brochet (email: sebastien.brochet@bwmaritime.com)
Linda Teh (email: linda.teh@bwmaritime.com)

with a copy to:

Sidley Austin LLP
787 Seventh Avenue
New York, NY 10019
Fax:  212-839-5599
Phone:  212-839-5300
Attention:	Scott M. Freeman (email: sfreeman@sidley.com)
Gabriel Saltarelli (email: gsaltarelli@sidley.com)

SECTION 7.02.  Amendments; Waivers.  (a)  No provision of this Agreement may be amended or waived unless such amendment or waiver is in writing and signed, in the case of an amendment, by each of the Company and the Investor, or in the case of a waiver, by the party against whom the waiver is to be effective; provided, however, that no such amendment or waiver by the Company shall be effective without the approval of a majority of the Other Directors.

(b)  The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights nor shall any single or partial exercise by any party to this Agreement of any of its rights under this Agreement preclude any other or further exercise of such rights or any other rights under this Agreement.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law or otherwise.

SECTION 7.03.  Interpretation.  When a reference is made in this Agreement to “Articles” or “Sections”, such reference shall be to an Article or Section of this Agreement unless otherwise indicated.    The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”.  The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The words “date hereof” shall refer to the date of this Agreement.  The term “or” is not exclusive.  The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. All references to “$” or “dollars” mean the lawful currency of the United States of America.   The terms defined in the singular have a comparable meaning when used in the plural, and vice versa.  Any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented.  Except as expressly stated in this Agreement, all references to any statute, rule or regulation are to the statute, rule or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under the statute) and to any section of any statute, rule or regulation include any successor to the section. References to a Person are also to its permitted successors and assigns.

SECTION 7.04.  Termination.

(a)  Automatic Termination.  Other than the termination provisions applicable to particular Sections of this Agreement that are specifically provided elsewhere in this Agreement, this Agreement shall terminate, subject to Section 7.04(b) (i) upon the mutual written agreement of the Company and the Investor and (ii) at such time after the Final Closing Date when none of the Investor Parties beneficially owns any shares of the Company’s Voting Stock.

(b)  Survival.  In the event that this Agreement shall terminate, all provisions of this Agreement shall terminate and shall be void, except (i) Article III shall survive any such termination until the Investor (and its permitted transferees of Registrable Securities pursuant to Section 5.01) no longer hold Registrable Securities and (ii) Articles I and VII and Section 3.08 shall survive any such termination indefinitely.

SECTION 7.05.  Further Assurances.  Each party hereto shall do and perform or cause to be done and performed all further acts and shall execute and deliver all other agreements, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

SECTION 7.06.  Assignment.  Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties without the prior written consent of the other party hereto.  Any purported assignment without such prior written consent shall be void.  Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns. Notwithstanding anything to the contrary in this Section 7.06, the Investor may assign, in whole or in part, this Agreement and its rights, interests or obligations hereunder to (i) any of its affiliates to which it transfers Voting Stock in accordance with Section 5.01(a) or (ii) any Person who acquires, directly or indirectly, all or substantially all of its consolidated assets (including by way of merger, amalgamation or otherwise by operation of law).

SECTION 7.07.  Governing Law.  Except to the extent specifically required by the BCA, this Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement, directly or indirectly, shall be governed by and construed in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.  The parties declare that it is their intention that this Agreement shall be regarded as made under the laws of the State of New York and that the laws of the State of New York shall be applied in interpreting its provisions in all cases where legal interpretation shall be required, except to the extent the BCA is specifically required by such act to govern the interpretation of this Agreement.

SECTION 7.08.  Waiver of Jury Trial.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 7.09.  Consent to Jurisdiction; Enforcement.  The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions (without the proof of actual damages) to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement and that neither party nor any of their respective Representatives shall oppose the granting of such relief, this being in addition to any other remedy to which they are entitled at law or in equity. Each party also agrees that it and its Representatives shall waive any requirement for the security or posting of any bond in connection with any such equitable relief.  In addition, each of the parties irrevocably submits to the jurisdiction of any court in the County of New York, New York or the U.S. District Court for the Southern District of New York for the purposes of any suit, action or other proceeding arising out of this Agreement.  Each party irrevocably and unconditionally waives (and agrees not to plead or claim) any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement in any court of the County of New York, New York or the U.S. District Court for the Southern District of New York or that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 7.10.  Effectiveness.  This Agreement shall become effective upon the Initial Closing Date.

SECTION 7.11.  Confidentiality.  (a)  The Investor agrees to maintain, and it shall cause its subsidiaries and affiliates, and its and their directors, officers, partners, employees, agents, counsel, advisors, consultants and other representatives (including any Investor Director and any Investor Observer appointed pursuant to Section 2.01(e)) to maintain, the confidentiality of all information obtained by the Investor Parties and its Representatives from the Company or any of its subsidiaries or Representatives, and not to use such information for any purpose other than (i) the evaluation and protection of the investment by the Investor Parties in the Company, (ii) the exercise by the Investor Parties of any of its rights under this Agreement (including the right to acquire more Voting Stock) and (iii) the exercise by the Investor Directors of their fiduciary duties as Directors of the Company.

(b)  Notwithstanding anything to the contrary in the foregoing or the Confidentiality Agreement, the confidentiality obligations of Section 7.11(a) will not apply to information obtained other than in violation of this Agreement which:

(i)  was or becomes generally available to the public other than as a result of a breach of Section 7.11(a) or of the Confidentiality Agreement; or

(ii)  was or becomes available to the Investor Parties or their subsidiaries or Representatives on a non-confidential basis by a third-party source who obtained such information other than from any such Person; provided that such source is reasonably believed by each such Person not to be subject to an obligation of confidentiality (whether by agreement or otherwise) to the Company or any of its subsidiaries;

and any of the Investor Parties, or their subsidiaries or Representatives, may disclose such information to the extent required to disclose by judicial or administrative process, or by other requirements of applicable Law or regulation or any governmental authority; provided, however, that, to the extent practicable, the disclosing party shall (A) give the Company reasonable notice of any such requirement and the opportunity to seek appropriate protective measures and (B) cooperate with the Company in attempting to obtain such protective measures.

SECTION 7.12.  Entire Agreement; No Third-Party Beneficiaries.  This Agreement, together with the Acquisition Agreement, the Confidentiality Agreement and any other agreement expressly contemplated herein or therein, constitutes the entire agreement between the parties with respect to the subject matter of this Agreement, and supersedes all prior agreements and understandings, both written and oral, between the parties or their affiliates with respect to the subject matter hereof. Except as expressly set forth in Section 3.08, no provision of this Agreement shall confer upon any Person other than the parties hereto any rights or remedies hereunder.

SECTION 7.13.  Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable Law, such provision shall be deemed to be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforced in accordance with its terms to the maximum extent permitted by Law, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

SECTION 7.14.  Counterparts.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties, with the same effect as if the signatures were upon the same instrument.

SECTION 7.15.  Acknowledgment of Securities Laws.  The Investor hereby acknowledges that it is aware, and that it will advise its affiliates and representatives who are provided the material non-public information that is the subject of Section 7.11, that the United States securities laws prohibit any Person who has received from an issuer material, non-public information from purchasing or selling securities of such issuer or from communication of such information to any other Person under circumstances in which it is reasonably foreseeable that such Person is likely to purchase or sell such securities.

[remainder of page left intentionally blank]

IN WITNESS WHEREOF, the parties hereto have executed this Investor Rights Agreement as of the day and year first above written.

DHT HOLDINGS, INC.,

by:	/s/ Svein Moxnes Harfjeld
	Name:	Svein Moxnes Harfjeld
	Title:	Co-Chief Executive Officer

/s/ Trygve P. Munthe
	Name:	Trygve P. Munthe
	Title:	Co-Chief Executive Officer

BW GROUP LIMITED

by:	/s/ Carsten Mortensen
	Name:	Carsten Mortensen
	Title:	CEO

Annex III

FORM OF SALEFORM

Dated: ______	SALEFORM

______(Name of sellers), hereinafter called the “Sellers”, have agreed to sell, and

DHT Holdings, Inc. or its guaranteed nominee, hereinafter called the “Buyer”, has agreed to buy:

Name of vessel:  <Investor Vessel>

IMO Number:

Classification Society:

Class Notation:

Year of Build:  ____________  Builder/Yard:  ____________

Flag:  ______   Place of Registration:  ______   GT/NT:  ______/______

hereinafter called the “Vessel”, on the following terms and conditions:

Definitions

“Agreement” means this Memorandum of Agreement.

“VAA” means a Vessel Acquisition Agreement dated March 23, 2017 between DHT Holdings, Inc. and BW Group Limited.

“Banking Days” are days on which banks are open both in the country of the currency stipulated for the Purchase Price in Clause 1 (Purchase Price) and in the place of closing stipulated in Clause 8 (Documentation) and New York City, United States, Singapore and Oslo, Norway.

“Buyer’s Nominated Flag State” means ______ (state flag state).

“Class” means the class notation referred to above.

“Classification Society” means the Society referred to above.

“In writing” or “written” means a letter handed over from the Sellers to the Buyer or vice versa, a registered letter, e‑mail or telefax.

“Parties” means the Sellers and the Buyer.

“Purchase Price” means the price for the Vessel as stated in Clause 1 (Purchase Price).

“Sellers’ Bank” means the bank notified by the Sellers to the Buyer for receipt of the cash balance of the Purchase Price.

1.	Purchase Price

The Purchase Price is the Applicable Vessel Consideration (as such term is defined in the VAA).

2.	[Intentionally omitted.]

3.	Payment

On delivery of the Vessel, but not later than three (3) Banking Days after the date that Notice of Readiness has been given in accordance with Clause 5 (Time and place of delivery and notices). The Purchase Price, including any cash and Equity Securities (as such term is defined in the VAA) and all other sums payable on delivery by the Buyer to the Sellers under this Agreement, shall be paid in full free of bank charges.

4.	Inspection

The Buyer has inspected and accepted the Vessel’s classification records.  The Buyer acknowledges having conducted such inspections of the Vessel that the Buyer considers sufficient for the purposes hereof and have accepted the Vessel following such inspection and the sale is outright and definite, subject only to the terms and conditions of this Agreement and the VAA.

5.	Time and place of delivery and notices

(a)            The Vessel shall be delivered and taken over safely afloat at a safe and accessible berth or anchorage worldwide suitable for name change and handover procedures in the Sellers’ option.

Notice of Readiness shall be tendered by the Sellers as promptly as practicable following the completion of the voyage on which the Vessel has embarked as of the date of the VAA.

Notice of Readiness shall not be tendered before the Buyer has had a reasonable time and opportunity to arrange for the registration of the Vessel in Buyer’s Nominated Flag State.

(b)            The Sellers shall keep the Buyer well informed of the Vessel’s itinerary and shall provide the Buyer, to the extent reasonably practicable or possible, with twenty (20), ten (10), five (5) and three (3) days’ notice of the date the Sellers intend to tender Notice of Readiness and of the intended place of delivery.

When the Vessel is at the place of delivery and physically ready for delivery in accordance with this Agreement, the Sellers shall give the Buyer a written Notice of Readiness for delivery.

(c)            If the Sellers anticipate that, notwithstanding the exercise of due diligence by them, the Vessel will not be ready for delivery as promptly as practicable following the completion of the voyage on which the Vessel is embarked as of the date of the VAA, they shall notify the Buyer in writing stating the date when they anticipate that the Vessel will be ready for delivery; provided, that Sellers shall use reasonable best efforts to cause such date shall be no later than 90 days following the Voyage Completion Date set forth on Schedule 2.01 to the VAA.

(d)            Should the Vessel become an actual, constructive or compromised total loss before delivery then this Agreement shall be null and void and the Buyer shall have no obligation to pay the Purchase Price.

6.	Inspection

Divers Inspection / Drydocking.  The Buyer and Sellers agree that no underwater inspection by diver shall be conducted prior to delivery.

7.	Spares, bunkers and other items

The Sellers shall deliver the Vessel to the Buyer with everything belonging to her on board and on shore.  All spare parts and spare equipment including spare tail-end shaft(s) and/or spare propeller(s)/propeller blade(s), if any, belonging to the Vessel at the time of delivery used or unused, whether on board or not shall become the Buyer’s property, but spares on order are excluded.  Forwarding charges, if any, shall be for the Buyer’s account.  The Sellers are not required to replace spare parts including spare tail-end shaft(s) and spare propeller(s)/propeller blade(s) which are taken out of spare and used as replacement prior to delivery, but the replaced items shall be the property of the Buyer.  Unused stores and provisions shall be included in the sale and be taken over by the Buyer without extra payment.

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Library and forms exclusively for use in the Sellers’ vessel(s) and captain’s, officers’ and crew’s personal belongings including the slop chest are excluded from the sale without compensation, as well as the following additional items: _________________.

Items on board which are on hire or owned by third parties are excluded from the sale without compensation.

Items on board at the time of delivery which are on hire or owned by third parties, not listed above, shall be replaced or procured by the Sellers prior to delivery at their cost and expense.

The Buyer shall take over remaining bunkers which have not yet passed through the Vessel’s systems and unused lubricating and hydraulic oils and greases in storage tanks and unopened drums and pay to Sellers’ (in addition to the Purchase Price) the actual net price (excluding barging expenses) as evidenced by invoices or vouchers; for the quantities taken over.

Payment under this Clause shall be made in cash at the same time and place and in the same currency as the Purchase Price.

8.	Documentation

The place of closing:

(a)            In exchange for payment of the Purchase Price the Sellers shall provide the Buyer with documents which are reasonably necessary to complete the Transactions (as defined in the VAA) and such other documents to be mutually agreed, which shall include the following (to the extent reasonably available to the Seller at the time of delivery, or if not available to the Seller at the time of delivery, to the extent available to the Seller thereafter using its commercially reasonable efforts):

(i)
Legal Bill(s) of Sale in a form recordable in the Buyer’s Nominated Flag State, transferring title of the Vessel and stating that the Vessel is free from all mortgages, encumbrances and maritime liens or any other debts whatsoever, duly notarially attested and legalised or apostilled, as required by the Buyer’s Nominated Flag State;

(ii)	Evidence that all necessary corporate, shareholder and other action has been taken by the Sellers to authorise the execution, delivery and performance of this Agreement;

(iii)
Power of Attorney of the Sellers appointing one or more representatives to act on behalf of the Sellers in the performance of this Agreement, duly notarially attested and legalised or apostilled (as appropriate);

(iv)
Certificate or Transcript of Registry issued by the competent authorities of the flag state on the date of delivery evidencing the Sellers’ ownership of the Vessel and that the Vessel is free from registered encumbrances and mortgages, to be faxed or e‑mailed by such authority to the closing meeting with the original to be sent to the Buyer as soon as possible after delivery of the Vessel;

(v)
Declaration of Class or (depending on the Classification Society) a Class Maintenance Certificate issued within three (3) Banking Days prior to delivery confirming that the Vessel is in Class free of condition/recommendation;

(vi)
Certificate of Deletion of the Vessel from the Vessel’s registry or other official evidence of deletion appropriate to the Vessel’s registry at the time of delivery, or, in the event that the registry does not as a matter of practice issue such documentation immediately, a written undertaking by the Sellers to effect deletion from the Vessel’s registry forthwith and provide a certificate or other official evidence of deletion to the Buyer promptly and latest within four (4) weeks after the Purchase Price has been paid and the Vessel has been delivered;

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(vii)
A copy of the Vessel’s Continuous Synopsis Record certifying the date on which the Vessel ceased to be registered with the Vessel’s registry, or, in the event that the registry does not as a matter of practice issue such certificate immediately, a written undertaking from the Sellers to provide the copy of this certificate promptly upon it being issued together with evidence of submission by the Sellers of a duly executed Form 2 stating the date on which the Vessel shall cease to be registered with the Vessel’s registry;

(viii)	Commercial Invoice for the Vessel;

(ix)	Commercial Invoice(s) for bunkers, lubricating and hydraulic oils and greases;

(x)	A copy of the Sellers’ letter to their satellite communication provider cancelling the Vessel’s communications contract which is to be sent immediately after delivery of the Vessel;

(xi)
Any additional documents as may reasonably be required by the competent authorities of the Buyer’s Nominated Flag State for the purpose of registering the Vessel, provided the Buyer notifies the Sellers of any such documents as soon as possible after the date of this Agreement; and

(xii)	The Sellers’ letter of confirmation that to the best of their knowledge, the Vessel is not black listed by any nation or international organisation.

(b)            At the time of delivery the Buyer shall provide the Sellers with:

(i)	Evidence that all necessary corporate, shareholder and other action has been taken by the Buyer to authorise the execution, delivery and performance of this Agreement; and

(ii)
Power of Attorney of the Buyer appointing one or more representatives to act on behalf of the Buyer in the performance of this Agreement, duly notarially attested and legalised or apostilled (as appropriate).

(c)            If any of the documents listed in Sub-clauses (a) and (b) above are not in the English language they shall be accompanied by an English translation by an authorised translator or certified by a lawyer qualified to practice in the country of the translated language.

(d)            The Parties shall to the extent reasonably possible exchange copies, drafts or samples of the documents listed in Sub-clause (a) and Sub-clause (b) above for review and comment by the other party not later than nine (9) days prior to the Vessel’s intended date of readiness for delivery as notified by the Sellers pursuant to Clause 5(b) of this Agreement.

(e)            Concurrent with the exchange of documents in Sub-clause (a) and Sub-clause (b) above, the Sellers shall also hand to the Buyer the classification certificate(s) as well as all plans, drawings and manuals, (excluding ISM/ISPS manuals), which are on board the Vessel.  Other certificates which are on board the Vessel shall also be handed over to the Buyer unless the Sellers are required to retain same, in which case the Buyer has the right to take copies.

(f)            Other technical documentation which may be in the Sellers’ possession shall promptly after delivery be forwarded to the Buyer at their expense, if they so request.  The Sellers may keep the Vessel’s log books but the Buyer has the right to take copies of same.

(g)            The Parties shall sign and deliver to each other a Protocol of Delivery and Acceptance confirming the date and time of delivery of the Vessel from the Sellers to the Buyer.

9.	Encumbrances

The Sellers warrant that the Vessel (unless the Vessel is BW Peony, in which case the Vessel may be on charter but not otherwise encumbered), at the time of delivery, is free from all charters , encumbrances, mortgages and maritime liens or any other debts whatsoever, and is not subject to Port State or other administrative detentions.  The Sellers hereby undertake to indemnify the Buyer against all consequences of claims made against the Vessel which have been incurred prior to the time of delivery.

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10.	Taxes, fees and expenses

Any taxes, fees and expenses in connection with the purchase and registration in the Buyer’s Nominated Flag State shall be for the Buyer’s account, whereas similar charges in connection with the closing of the Sellers’ register shall be the responsibility and cost of the Sellers.

11.	Condition on delivery

The Vessel with everything belonging to her shall be at the Sellers’ risk and expense until she is delivered to the Buyer, but subject to the terms and conditions of this Agreement she shall be delivered and taken over as she was at the time of delivery, fair wear and tear excepted.

However, the Vessel shall be delivered free of cargo and free of stowaways with her Class maintained without condition/recommendation*, free of average damage affecting the Vessel’s class, and with her classification certificates and national certificates, as well as all other certificates the Vessel had at the time of delivery, valid and unextended without condition/recommendation* by the Classification Society or the relevant authorities at the time of delivery.

*Notes and memoranda, if any, in the surveyor’s report which are accepted by the Classification Society without condition/recommendation are not to be taken into account.

12.	Name/markings

Upon delivery the Buyer undertakes to change the name of the Vessel and alter funnel markings.

13.	Buyer’s default

Should the Purchase Price not be paid in accordance with Clause 3 (Payment), the Sellers shall be entitled to claim compensation for their losses as per the terms of the VAA

14.	Sellers’ default

Should the Sellers fail to be ready to validly complete a legal transfer no later than 90 days following the Voyage Completion Date set forth on Schedule 2.01 to the VAA they shall make due compensation to the Buyer for its loss and for all expenses together with interest if their failure is due to proven negligence.

15.	Buyer’s representatives

After this Agreement has been signed by the Parties, the Buyer has the right to place two (2) representatives on board the Vessel at their sole risk and expense.

These representatives are on board for the purpose of familiarisation and in the capacity of observers only, and they shall not interfere in any respect with the operation of the Vessel.  The Buyer and the Buyer’s representatives shall sign the Sellers’ P&I Club’s standard letter of indemnity prior to their embarkation.

16.	Law and Arbitration

This Agreement shall be governed by and construed in accordance with Title 9 of the United States Code and the substantive law (not including the choice of law rules) of the State of New York and any dispute arising out of or in connection with this Agreement shall be referred to three (3) persons at New York, one to be appointed by each of the parties hereto, and the third by the two so chosen; their decision or that of any two of them shall be final, and for the purposes of enforcing any award, judgment may be entered on an award by any court of competent jurisdiction.  The proceedings shall be conducted in accordance with the rules of the Society of Maritime Arbitrators, Inc.

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In cases where neither the claim nor any counterclaim exceeds the sum of US$ 100,000 the arbitration shall be conducted in accordance with the Shortened Arbitration Procedure of the Society of Maritime Arbitrators, Inc.

17.	Notices

All notices to be provided under this Agreement shall be in writing.

Contact details for recipients of notices are as per Section 10.01 of the VAA.

18.	Entire Agreement

The written terms of this Agreement and the VAA comprise the entire agreement between the Buyer and the Sellers in relation to the sale and purchase of the Vessel and supersede all previous agreements whether oral or written between the Parties in relation thereto.

Each of the Parties acknowledges that in entering into this Agreement it has not relied on and shall have no right or remedy in respect of any statement, representation, assurance or warranty (whether or not made negligently) other than as is expressly set out in this Agreement.

Any terms implied into this Agreement by any applicable statute or law are hereby excluded to the extent that such exclusion can legally be made.  Nothing in this Clause shall limit or exclude any liability for fraud.

For and on behalf of the Sellers	For and on behalf of the Buyer
Name:	Name:

Title:	Title:

6

ANNEX IV
FORM OF NOVATION AGREEMENT

THIS NOVATION AGREEMENT (the “Agreement”) is made and entered into this ___ day of _________, 2017 by and between:

(1)
DAEWOO SHIPBUILDING & MARINE ENGINEERING CO., LTD, a corporation organised and existing under the laws of the Republic of Korea, having its principal office at 125, Namdaemun-ro, Jung-gu, Seoul, Korea (hereinafter referred to as the “Builder”);

(2)
KOLEX LIMITED, a corporation organised and existing under the laws of Hong Kong, having its registered office at 23rd Floor, No. 9 Des Voeux Road West, Hong Kong SAR, China (hereinafter referred to as “Original Buyer”); and

(3)
DHT HOLDINGS, INC., a company organised and existing under the laws of the Marshall Islands, having its principal office at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda (hereinafter referred to as “New Buyer”).

(collectively the “Parties” and each a “Party”).

WHEREAS:

(A)
The Builder, as builder, and the Original Buyer, as buyer, entered into a shipbuilding contract dated 29th July 2016 (hereinafter referred to as the “Shipbuilding Contract”, which expression shall also include any and all addenda, amendments, appendices, exhibits, specifications, drawings, makers’ lists, and any variation orders made in respect of such contract as are listed in Appendix 1 hereto) in respect of the construction and sale of one 318,000 TDW Crude Oil Tanker, having Builder’s Hull no. ________ (the “Vessel”);

(B)
The New Buyer and BW Group Limited (the “Investor”) have entered into a Vessel Acquisition Agreement (the “VAA”) on or around the date of this Agreement, which VAA contemplates inter alia the transfer of the Shipbuilding Contract for the Vessel to the New Buyer; and

(C)
The Builder has consented to such transfer and the Parties hereto have agreed to novate the rights and obligations of the Original Buyer under the Shipbuilding Contract (as amended) to the New Buyer, thereby, inter alia, transferring all rights and obligations of the Original Buyer under the Shipbuilding Contract to the New Buyer on the terms and conditions set forth in this Agreement.

NOW IT IS HEREBY AGREED as follows:

1.	Definitions

In this Agreement, unless the context otherwise requires, the following expressions shall have the following meaning:

“Corporate Guarantee” means the guarantee issued in favour of the Builder by ____________ pursuant to Article II, Clause 5 of the Shipbuilding Contract.

“New Refund Guarantee” is defined in clause 6.1 of this Agreement.

“Novation Date” means the date upon which the following conditions have been satisfied:

(i)	Receipt by the New Buyer of a Refund Guarantee in accordance with clause 6 hereof; and

(ii)	Payment by the New Buyer to the Investor of the ‘Applicable Vessel Consideration’ corresponding to the Vessel under the terms of the VAA.

“Refund Guarantee” means the unconditional letter of guarantee No. SLGQA02016025[-] issued in favour of the Original Buyer by the Korea Development Bank, in connection with the Shipbuilding Contract.

Other terms defined below have the meanings ascribed to them in the applicable provision.

2.	Novation

2.1.	With effect from __________ [am/pm] on the Novation Date and in consideration of the mutual undertakings and releases herein contained:

(i)
The Original Buyer assigns, transfers and novates to the New Buyer all of its rights, title, interests in and to, and liabilities and obligations under, the Shipbuilding Contract whereby the New Buyer shall substitute the Original Buyer as party to the Shipbuilding Contract and the New Buyer shall assume all the rights and obligations of the Original Buyer as party to the Shipbuilding Contract and agrees to be bound in all respects in place of the Original Buyer by the terms of the Shipbuilding Contract.

(ii)
The New Buyer agrees with the Builder to assume all the obligations of the Original Buyer to the Builder under or arising from the Shipbuilding Contract except to the extent that such obligations have been fully and properly discharged prior to the Novation Date.

(iii)
The Builder releases and discharges the Original Buyer from all of its obligations and liabilities to the Builder under the Shipbuilding Contract and from all (if any) liability to the Builder (whether in contract or in tort or otherwise) arising from any act or omission of the Original Buyer in the discharge or purported discharge of all or any of the Original Buyer’s obligations to the Builder under the Shipbuilding Contract, save for the obligations and liabilities of the Original Buyer contained in Article XVII of the Shipbuilding Contract which are to remain and continue regardless of anything in this Agreement.

(iv)
The Builder consents to the assignment, transfer and novation of the Original Buyer’s rights and obligations under the Shipbuilding Contract and agrees with the New Buyer to be bound by its obligations under the Shipbuilding Contract in every way as if the New Buyer had originally been party to the Shipbuilding Contract in place of the Original Buyer.

2.2.
The Original Buyer and the New Buyer shall use reasonable endeavours to provide reasonable written notice to the Builder of the anticipated Novation Date and shall notify the Builder without delay upon satisfaction of the Novation Date conditions and occurrence of the Novation Date.

3.	Obligations

3.1.	The Parties acknowledge and agree that:

(i)
any obligations of the Original Buyer owed to the Builder pursuant to the terms of the Shipbuilding Contract which remain undischarged at the Novation Date shall not be deemed to be waived by the Builder by virtue of the novation of the Shipbuilding Contract pursuant to the terms of this Agreement, but shall be performed by the New Buyer in accordance with clause 2.1 (i) of this Agreement.

(ii)
any obligations of the Builder pursuant to the terms of the Shipbuilding Contract which remain undischarged at the Novation Date shall not be deemed to be waived by the Original Buyer and/or the New Buyer by virtue of the novation of the Shipbuilding Contract pursuant to the terms of this Agreement, but shall be performed by the Builder in accordance with clause 2.1 (iv) of this Agreement.

4.	Amendments to the Shipbuilding Contract

4.1.	For the purposes of Article XIX of the Shipbuilding Contract, the details of the New Buyer’s representative shall be:

[name]
[_______________],
[_______________],
[_______________]

Attention: [name]
Telephone: [number]
Email: [email]

4.2.	All other terms and conditions of the Shipbuilding Contract shall remain unaltered.

5.	Representations and Warranties

5.1.	Each of the Parties represents and warrants to each other that:

(i)
it is a legal entity duly organised and validly existing under the laws of the jurisdiction of its formation and that it has the corporate power and authority to enter into and to perform its obligations under this Agreement and (in relation to the New Buyer and the Builder only) under the Shipbuilding Contract;

(ii)	its execution and performance of this Agreement has been authorised by all corporate action on its part, and do not and will not:

(a)	contravene any law having jurisdiction over the Parties;

(b)	violate its constitutional documents; or

(c)	conflict with or result in any breach of, or constitute a default under, any agreement or other instrument to which any of the Parties are a Party or their property is bound; and

(iii)
this Agreement and, in relation to the Builder and the New Buyer only, the Shipbuilding Contract, is each its legal and binding obligation enforceable in accordance with its respective terms, except to the extent enforceability is modified by bankruptcy, reorganisation and other similar laws affecting the rights of creditors generally and by general principles of equity.

5.2.
Each Party shall deliver to the other Parties evidence of the Agreement having been executed by a validly appointed and authorised director or other officer of that Party, in the form of a confirmation from a notary or an authorised legal counsellor in the jurisdiction of the Party.

5.3.
The Builder and the New Buyer hereby represent and warrant that there have been no addenda, amendments or variation orders in respect of the Shipbuilding Contract as at the date of this Agreement and that no addenda, amendments or variation orders shall be entered into in respect of the Shipbuilding Contract following the date of this Agreement, without the prior written consent of the New Buyer, which consent shall not be unreasonably withheld or delayed.

6.	Guarantees

6.1.
As a pre-condition to the novation of the Shipbuilding Contract, the Builder and the Original Buyer shall procure the issue to the New Buyer of a new refund guarantee in the form of the existing Refund Guarantee (the “New Refund Guarantee”), to be issued in favour of the New Buyer by the Korea Development Bank (the “Refund Guarantor”).

6.2.
The New Refund Guarantee shall cover the full amount of all pre-delivery instalments which have been, and which shall be paid from time to time under the Shipbuilding Contract and shall be in all respects valid and effective automatically upon novation of the Shipbuilding Contract as contemplated herein.

6.3.
Upon issue to the New Buyer of the New Refund Guarantee and the novation of the Shipbuilding Contract as contemplated herein, the existing Refund Guarantee shall become null and void and shall be returned by the Original Buyer to the Refund Guarantor.

6.4.
Upon novation of the Shipbuilding Contract, the Builder agrees that the Corporate Guarantee shall become null and void and shall be returned by the Builder to the Original Buyer[/the issuer thereof].  Following novation of the Shipbuilding Contract as contemplated herein, the Builder agrees to waive the requirement for the Corporate Guarantee under the Shipbuilding Contract, in view of the financial standing of the New Buyer.

7.	Miscellaneous

7.1.	Each of the Parties will cover their own expenses incurred in connection with the drafting, negotiations and execution of this Agreement.

7.2.
If any term or provision in this Agreement is or becomes illegal, invalid or unenforceable in whole or in part, under any law or any jurisdiction, then such term or provision or part shall to that extent be deemed not to form part of this Agreement and the enforceability of the remaining provisions of this Agreement shall not be affected or impaired in any way.

7.3.
This Agreement may be entered into in any number of counterparts, each of which when executed and delivered shall be an original, but all the counterparts shall together constitute one and the same instrument.

7.4.
The existence and terms of this Agreement shall be treated in strict confidence by all Parties, and shall not be disclosed to any third party without the prior written consent of the other Parties save (i) as required by law or the rules of any stock exchange or securities and exchange commission, or (ii) to the extent already in the public domain for reasons other than a breach by any Party hereto.

7.5.	This Agreement may not be altered, changed or amended, except by an instrument in writing executed by the Parties.

7.6.	This Agreement shall be binding upon and inure to the benefit of the permitted successors and assigns of each Party.

8.	Governing Law and Jurisdiction

8.1.
This Agreement, and any dispute, controversy, proceedings or claim of whatever nature arising out of or in any way relating to it or its formation (including any non-contractual disputes or claims), shall be governed by and construed in accordance with English law.

8.2.
Any dispute arising under or in connection with this Agreement, including the validity or enforceability hereof, shall be referred to arbitration in London in accordance with the Arbitration Act 1996, or any re-enactment or statutory modification thereof for the time being in force and the terms of the London Maritime Arbitrator’s Association (LMAA) current at the date of commencement of arbitration proceedings.

8.3.	The language of this Agreement shall be the English language and any arbitration or other proceedings of any nature under this Agreement shall be done in the English language.

IN WITNESS whereof the Parties have entered into this Novation Agreement the day and year first above written.

DAEWOO SHIPBUILDING & MARINE ENGINEERING CO., LTD.

By:	/s/
Name:
Title:

KOLEX LIMITED

By:	/s/
Name:
Title:

DHT HOLDINGS, INC.,

By:	/s/
Name:
Title:

APPENDIX 1
[None]

SCHEDULE 1.02

Investor Vessels

Existing VLCCs

•	BW Bauhinia
•	BW Edelweiss
•	BW Lake
•	BW Lion
•	BW Lotus
•	BW Opal
•	BW Peony
•	BW Utah
•	BW Utik

Newbuild VLCCs

•
One 318,000 TDW Crude Oil Tanker, having builder’s hull no. 5437, pursuant to that certain shipbuilding contract, dated as of July 29, 2016 between DAEWOO SHIPBUILDING & MARINE ENGINEERING CO., LTD, as builder, and KOLEX LIMITED, as buyer (including any and all addenda, amendments, appendices, exhibits, specifications, drawings, makers’ lists, and any variation orders made in respect of such contract)

•
One 318,000 TDW Crude Oil Tanker, having builder’s hull no. 5438, pursuant to that certain shipbuilding contract, dated as of July 29, 2016 between DAEWOO SHIPBUILDING & MARINE ENGINEERING CO., LTD, as builder, and KOLEX LIMITED, as buyer (including any and all addenda, amendments, appendices, exhibits, specifications, drawings, makers’ lists, and any variation orders made in respect of such contract)

•
The Investor represents to the Company that, as of the date of this Agreement, it has caused to be paid purchase price installments equaling $69,440,000 in aggregate to Daewoo Shipbuilding & Marine Engineering Co., Ltd. or its designees, creditable towards the total purchase price owed thereunder for the Newbuild VLCCs.

SCHEDULE 2.01

Payment and Delivery Schedule

Investor Vessel	Estimated Voyage Completion Date (ETCD)	Stated Value ($)

DSME Hull no. 5437	N/A – Newbuild VLCC	29,920,000
DSME Hull no. 5438	N/A – Newbuild VLCC	29,920,000
BW Bauhinia	Next voyage not fixed, ship will be delivered after next voyage	41,522,747
BW Edelweiss	19 April, 2017	45,274,021
BW Lake	5 May, 2017	31,229,566
BW Lion	10 April, 2017	31,229,566
BW Lotus	Mid-May, 2017	57,296,050
BW Opal	2 April, 2017	63,180,045
BW Peony	15 April, 2017	58,533,437
BW Utah	29 April, 2017	22,391,057
BW Utik	15 April, 2017	23,143,511
	Total	$433,640,000

SCHEDULE 4.03

Company Subsidiaries

1)	Ann Tanker Corporation
2)	Cathy Tanker Corporation
3)	Chris Tanker Corporation
4)	DHT Chartering, Inc.
5)	DHT Condor, Inc.
6)	DHT Eagle, Inc.
7)	DHT Falcon, Inc.
8)	DHT Hawk, Inc.
9)	DHT Jaguar Limited
10)	DHT Leopard Limited
11)	DHT Lion Limited
12)	DHT Management AS
13)	DHT Maritime, Inc.
14)	DHT Panther Limited
15)	DHT Phoenix, Inc.
16)	DHT Puma Limited
17)	DHT Ship Management (Singapore) Pte. Ltd.
18)	DHT Tiger Limited
19)	Newcastle Tanker Corporation
20)	Samco Delta Ltd
21)	Samco Epsilon Ltd
22)	Samco Eta Ltd
23)	Samco Gamma Ltd
24)	Samco Iota Ltd
25)	Samco Kappa Ltd
26)	Samco Shipholding Pte. Ltd.
27)	Samco Theta Ltd
28)	Sophie Tanker Corporation

SCHEDULE 4.11

Company Vessels

1)	DHT Ann*
2)	DHT Puma
3)	DHT Panther
4)	DHT Phoenix**
5)	DHT Lion
6)	DHT Leopard
7)	DHT Jaguar
8)	DHT Sundarbans
9)	DHT Taiga
10)	DHT Amazon
11)	DHT Redwood
12)	DHT China
13)	DHT Europe
14)	DHT Hawk
15)	DHT Scandinavia
16)	DHT Falcon
17)	DHT Condor
18)	DHT Eagle
19)	DHT Cathy
20)	DHT Sophie
21)	DHT Tiger

* In March 2017, the Company entered into an agreement for the sale of the DHT Ann, which is as of the date of this Agreement expected to be delivered to the buyers thereof in the second quarter 2017.

** In February 2017, the Company entered into an agreement for the sale of the DHT Phoenix, which is as of the date of this Agreement expected to be delivered to the buyers thereof in the second quarter 2017.